                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY







                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                               THE HOCKEY COMPANY

                                       AND

                                SPORT MASKA INC.

                                 (as Borrowers)


                                       AND

                     CAISSE DE DEPOT ET PLACEMENT DU QUEBEC

                              (as Agent and Lender)

                                       AND

                             MONTREAL TRUST COMPANY

                                (as Paying Agent)










                                 MARCH 14, 2001

                                TABLE OF CONTENTS


1.                 INTERPRETATION.............................................1
          1.1      DEFINITIONS................................................1
          1.2      HEADINGS AND TABLE OF CONTENTS............................13
          1.3      ACCOUNTING TERMS..........................................13
          1.4      CONVERSION TO OR FROM US DOLLARS..........................13
          1.5      TIME......................................................13
          1.6      GOVERNING LAW.............................................13
          1.7      ABSENCE OF NOVATION.......................................13

2.                 THE CREDIT................................................14
          2.1      OBLIGATION OF LENDERS AND TOTAL COMMITMENT................14
          2.2      AVAILABILITY OF THE CREDIT................................14
          2.3      COMMITMENT OF EACH LENDER.................................14
          2.4      UTILIZATIONS PROPORTIONAL TO COMMITMENTS..................14
          2.5      BORROWINGS UNDER THE CREDIT...............................15
          2.6      NOTICES OF UTILIZATION....................................15
          2.7      CONVERSIONS AND RENEWALS..................................15
          2.8      USE OF PROCEEDS...........................................16

3.                 PROVISIONS APPLICABLE TO ACCEPTANCES AND BA LOANS.........16
          3.1      PERIODS AND AMOUNTS.......................................16
          3.2      DISCOUNT AND ACCEPTANCE FEE...............................17
          3.3      SELECTION OF PERIODS......................................17
          3.4      ACCEPTANCE FORMS..........................................17
          3.5      AUTHORITY TO COMPLETE ACCEPTANCES.........................17
          3.6      RECORDS RESPECTING ACCEPTANCES............................18
          3.7      BA LOANS..................................................18

4.                 CONDITIONS PRECEDENT TO BORROWINGS........................18
          4.1      CONDITIONS PRECEDENT......................................18
          4.2      CONDITIONS PRECEDENT TO ALL BORROWINGS....................20
          4.3      WAIVER OF CONDITIONS PRECEDENT............................21
          4.4      RESTATEMENT OF REPRESENTATIONS AND WARRANTIES.............21

5.                 FEES AND INTEREST.........................................21
          5.1      RESTRUCTURING FEE.........................................21
          5.2      AGENCY FEE................................................21

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          5.3      ACCEPTANCE FEES...........................................22
          5.4      DOLLAR LOANS..............................................22
          5.5      BA LOANS..................................................22
          5.6      ADDITIONAL INTEREST ON FACILITY 2 LOANS AND ACCEPTANCES...22
          5.7      CALCULATION OF RATES......................................23
          5.8      INTEREST ON ARREARS.......................................23

6.                 REPAYMENTS................................................23
          6.1      MANDATORY REPAYMENTS......................................23
          6.2      OPTIONAL REPAYMENTS.......................................24

7.                 PLACE, MANNER, CURRENCY AND APPLICATION OF PAYMENTS.......24
          7.1      PAYMENT TO LENDERS........................................24
          7.2      PLACE.....................................................25
          7.3      TIME......................................................25
          7.4      CURRENCY OF PAYMENTS......................................25
          7.5      PAYMENTS NET OF TAXES.....................................25
          7.6      PAYMENTS TO PAYING AGENT ON BEHALF OF LENDERS.............27
          7.7      APPLICATION OF PAYMENTS...................................27
          7.8      JUDGMENT CURRENCY.........................................28

8.                 REPRESENTATIONS AND WARRANTIES............................28
          8.1      CORPORATE EXISTENCE.......................................28
          8.2      CORPORATE POWER...........................................28
          8.3      CORPORATE ACTION..........................................29
          8.4      COMPLIANCE WITH LAWS......................................29
          8.5      ENVIRONMENTAL MATTERS.....................................29
          8.6      ACCURACY OF INFORMATION...................................29
          8.7      MATERIAL ADVERSE CHANGE...................................30
          8.8      EFFECT OF THIS AGREEMENT..................................30
          8.9      VALIDITY OF THIS AGREEMENT................................30
          8.10     LITIGATION................................................31
          8.11     DEFAULT...................................................31
          8.12     FINANCIAL STATEMENTS......................................31
          8.13     DEFECTS OF TITLE AND LIENS................................31
          8.14     TAX RETURNS...............................................31
          8.15     PENSIONS PLANS............................................31
          8.16     INTELLECTUAL PROPERTY.....................................32
          8.17     ASSETS OF JOFA HOLDING AB.................................33

9.                 AFFIRMATIVE COVENANTS.....................................33
          9.1      PAYMENT OF PRINCIPAL AND INTEREST.........................33
          9.2      GOOD STANDING.............................................33
          9.3      CONDUCT OF BUSINESS.......................................33
          9.4      PAYMENT OF TAXES..........................................33
          9.5      INSURANCE.................................................34
          9.6      OBLIGATIONS UNDER CONTRACTS...............................34
          9.7      TRANSACTIONS WITH AFFILIATES..............................34
          9.8      BOOKS AND ACCOUNTS........................................35
          9.9      REPORTING REQUIREMENTS....................................35
          9.10     INSPECTIONS AND MONITORING................................36
          9.11     COMPLIANCE WITH LAWS AND REGULATIONS......................37
          9.12     APPROVALS.................................................37
          9.13     REPRESENTATIONS AND WARRANTIES............................37
          9.14     PERFECTION OF SECURITY....................................37
          9.15     NOTIFICATION OF DEFAULT...................................37
          9.16     HEDGING TRANSACTIONS......................................37
          9.17     PENSION PLANS AND ERISA...................................38
          9.18     BOARD REPRESENTATION......................................38
          9.19     FIRPTA CERTIFICATION......................................38
          9.20     SIGNATURE OF SALE AGREEMENT...............................38

10.                NEGATIVE COVENANTS........................................38
          10.1     NEGATIVE PLEDGE...........................................38
          10.2     DISPOSITION OF ASSETS.....................................39
          10.3     GUARANTEES................................................39
          10.4     SUBSIDIARIES AND AMALGAMATIONS............................39
          10.5     FISCAL YEAR...............................................40
          10.6     INCURRENCE OF INDEBTEDNESS................................40
          10.7     INSURANCE OF PREFERRED SHARES.............................40

11.                FINANCIAL COVENANTS.......................................40
          11.1     CAPITAL EXPENDITURES......................................41
          11.2     DIVIDENDS.................................................41
          11.3     INDEBTEDNESS TO EBITDA....................................41
          11.4     SENIOR INDEBTEDNESS TO EBITDA.............................41
          11.5     INTEREST COVERAGE RATIO...................................41
          11.6     INTERCOMPANY DIVIDENDS....................................42
          11.7     MINIMUM EBITDA............................................42

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12.                SECURITY..................................................42
          12.1     GRANTING OF SECURITY......................................42
          12.2     PURPOSE OF THE SECURITY...................................42
          12.3     RANKING OF THE SECURITY...................................42
          12.4     EVIDENCE OF THE SECURITY..................................43
          12.5     SECURITY BY FUTURE MATERIAL SUBSIDIARIES..................43

13.                EVENTS OF DEFAULT.........................................43
          13.1     EVENTS OF DEFAULT.........................................43
          13.2     REMEDIES..................................................45
          13.3     ADDITIONAL REMEDIES RESPECTING FACILITY 2.................46
          13.4     NOTICE OF DEFAULT.........................................46

14.                SHARING AND EQUALITY AMONG LENDERS.........................46
          14.1     DISTRIBUTION AMONG LENDERS.................................46
          14.2     EQUALITY AMONG THE LENDERS.................................47
          14.3     OTHER SECURITY.............................................47
          14.4     DIRECT PAYMENT TO A LENDER.................................47
          14.5     ADJUSTMENTS AMONG LENDERS..................................47

15.                THE AGENT AND THE LENDERS.................................47
          15.1     APPOINTMENT OF THE AGENT AND PAYING AGENT.................47
          15.2     ACTION BY AGENT...........................................48
          15.3     LIABILITY OF THE AGENT AND THE PAYING AGENT...............48
          15.4     NOTICES BY AGENT TO LENDERS...............................48
          15.5     MANNER OF DISBURSEMENT....................................49
          15.6     NON-CONTRIBUTION OF A LENDER..............................49
          15.7     NOTICES OF DEFAULT........................................49
          15.8     LIABILITY OF LENDERS......................................50
          15.9     INDEMNIFICATION...........................................50
          15.10    CREDIT DECISION...........................................50
          15.11    LEGAL PROCEEDINGS AND ENFORCEMENT MEASURES................50
          15.12    SHARING OF INFORMATION....................................51
          15.13    NO ASSOCIATION AMONG LENDERS..............................51
          15.14    SUCCESSOR AGENT AND PAYING AGENT..........................51
          15.15    OPTION OF LENDERS TO REPLACE A LENDER.....................52

16.                WAIVERS AND AMENDMENTS....................................52
          16.1     AMENDMENTS AND WAIVERS WITH THE APPROVAL OF THE
                   MAJORITY LENDERS..........................................52
          16.2     AMENDMENTS BY UNANIMOUS APPROVAL..........................52

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          16.3     AMENDMENTS WITH THE APPROVAL OF THE AGENT.................53
          16.4     BINDING EFFECT UPON LENDERS...............................53
          16.5     FAILURE TO ACT............................................53

17.                ASSIGNMENTS...............................................53
          17.1     ASSIGNMENTS...............................................53

18.                MISCELLANEOUS.............................................54
          18.1     BOOKS AND ACCOUNTS........................................54
          18.2     DETERMINATION.............................................55
          18.3     NOTES.....................................................55
          18.4     ORAL NOTICES OR INSTRUCTIONS..............................55
          18.5     UNASSIGNABILITY BY BORROWER...............................55
          18.6     EXPENSES..................................................55
          18.7     COMPENSATION..............................................56
          18.8     IRREVOCABILITY OF NOTICES OF UTILIZATION, CONVERSION,
                   RENEWAL OR REPAYMENT......................................56
          18.9     IRREGULAR NOTICE OF UTILIZATION, CONVERSION, RENEWAL
                   OR REPAYMENT..............................................56
          18.10    INDEMNIFICATION...........................................56
          18.11    LIABILITY OF BORROWERS....................................58
          18.12    PREVIOUS AGREEMENTS.......................................59
          18.13    LANGUAGE..................................................59
          18.14    SEVERABILITY..............................................59

19.                NOTICES...................................................59
          19.1     SENDING OF NOTICES........................................59
          19.2     RECEIPT OF NOTICES........................................60

20.       COUNTERPARTS.......................................................60


SCHEDULE "A".................................................................63
          Commitments of Lenders.............................................63

SCHEDULE "B".................................................................64
          Notice of Utilization (or Conversion or Renewal)...................64

SCHEDULE "C".................................................................65
          Plans and Multiple Employer Plans..................................65

SCHEDULE "D".................................................................66
          Intellectual Property..............................................66

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SCHEDULE "E".................................................................67
          Officer's Certificate..............................................67

SCHEDULE "F".................................................................69
          Intercompany Loans.................................................69

SCHEDULE "G".................................................................70
          Certain Financial Tests............................................70

AMENDED AND RESTATED CREDIT AGREEMENT entered into on the 14th day of March,
2001


AMONG THE HOCKEY COMPANY (formerly SLM International, Inc.), a corporation incorporated under the laws of Delaware and SPORT MASKA INC., a corporation incorporated under the laws of New Brunswick (individually a "Borrower" and collectively the "Borrowers");

AND CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, a corporation incorporated under the laws of Quebec, acting as agent for the Lenders (in such capacity, the "Agent");

AND MONTREAL TRUST COMPANY, a trust company continued under the TRUST AND LOAN COMPANIES ACT (Canada) (the "Paying Agent");

AND CAISSE DE DEPOT ET PLACEMENT DU QUEBEC, a corporation incorporated under the laws of Quebec, acting as a Lender ("Caisse").




                  WHEREAS the Borrowers, the Agent and Caisse entered into a credit agreement dated November 19, 1998, as amended, pursuant to which agreement a credit facility of $135,800,000 was made available to the Borrowers (the "Existing Credit Facility");

                  WHEREAS the Borrowers, the Agent and Caisse wish to amend the Existing Credit Facility to, INTER ALIA, extend the maturity date of the loans made available thereunder, amend the rates of interest payable by the Borrowers and provide for the issue of warrants to Caisse;

                  WHEREAS the parties wish to enter into this amended and restated agreement to reflect such amendments.

                  NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                INTERPRETATION

         1.1      DEFINITIONS

                  In this Agreement and the Schedules, as well as in all notices pursuant to this Agreement, unless the context otherwise requires,

                  1.1.1 "Acceptance" means, either a depository bill, as defined in the Depository Bills and Notes Act (Canada) or a bill of exchange, as defined in the Bills of Exchange Act (Canada) drawn by a Borrower on a Lender and accepted by such Lender;

                  1.1.2 "Affiliate" has the meaning ascribed to such term in the Canada Business Corporations Act, as amended;

                  1.1.3 "Agent" means Caisse de depot et placement du Quebec and any successor agent appointed pursuant to Section 15.14;

                  1.1.4 "Agreement" or "Credit Agreement" means this amended and restated credit agreement and the schedules attached hereto, as the same may be amended or supplemented from time to time;

                  1.1.5 "Agreement and Plan of Reorganization" means the agreement dated as of October 6, 1998 among THC (the successor of SLM International, Inc.), Sport Maska Inc., SLM Acquisition Corp., and Sports Holdings Corp. providing for the purchase by Sport Maska Inc. of the shares of Tropsport Acquisitions Inc. and the reorganization by way of merger of Sports Holdings Corp. and SLM Acquisition Corp.;

                  1.1.6 "BA Loan" means a Borrowing in Dollars with respect to which interest is calculated in whole or in part on the basis of the BA Loan Rate;

                  1.1.7 "BA Loan Rate" means, for each BA Loan, an interest rate per annum equal to the average discount rate of bankers' acceptances in Dollars having periods identical to the period of such BA Loan as quoted on Reuters Service page CDOR as of approximately 10:00 a.m. (Montreal time) on the date such BA Loan is made;

                  1.1.8 "Borrowers" means THC and Sport Maska Inc. and "Borrower" means either of them;

                  1.1.9 "Borrowings" means the Loans and the Acceptances which are made available to the Borrowers pursuant to this Agreement and includes any conversion or renewal thereof in accordance with the terms of this Agreement;

                  1.1.10 "Business Day" means a day on which banks and the Paying Agent are open for normal business over the counter in the City of Montreal, Province of

                           Quebec, excluding Saturday and Sunday and any other day which is a statutory holiday in such city;

                  1.1.11   "Caisse" means Caisse de depot et placement du
                           Quebec;

                  1.1.12 "Canadian Operating Credit" means the credit agreement entered into on November 19, 1998 among Sport Maska Inc. and Tropsport Acquisitions Inc., as borrowers, General Electric Capital Canada Inc., as agent and the lenders and credit parties referred to therein, as same may be amended or supplemented from time to time;

                  1.1.13 "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP, less any amount of proceeds from any disposition of assets or from property insurance to the extent that such amount is used to make any such expenditure;

                  1.1.14 "Capitalized Interest" means additional interest which will be calculated and capitalized at the end of the period of the relevant Acceptance or BA Loan in respect of which the Capitalized Interest has accrued, or monthly on the first Business Day after the end of each month in respect of Capitalized Interest which has accrued on a Dollar Loan;

                  1.1.15   "Code" shall have the meaning provided in Section
                           8.14;

                  1.1.16 "Commitment" means, with respect to each Lender, its obligation to make Borrowings available to the Borrowers in an aggregate principal amount in Dollars not exceeding its Lender's Proportion of the Facility 1 Commitment or the Facility 2 Commitment, as the case may be;

                  1.1.17 "Credit" means the facilities provided by the Lenders to the Borrowers pursuant to this Agreement;

                  1.1.18 "Default" means any event or circumstance which constitutes an Event of Default or which, upon lapse of time or the giving of a notice or both, would constitute an Event of Default;

                  1.1.19 "Discount" means, with respect to any Acceptance, the amount equal to the face value of the Acceptance, multiplied by the Discount Rate and by the actual number of days in the period of such Acceptance and divided by 365;

                  1.1.20 "Discount Rate" means, with respect to any Acceptance being issued hereunder on any date, the average discount rate of bankers' acceptances in Dollars having periods identical to the period of such Acceptance as quoted on Reuters Service page CDOR as of approximately 10:00 a.m. (Montreal time) on such day;

                  1.1.21 "Dollar" and the symbol "$" mean lawful money of Canada;

                  1.1.22 "Dollar Loan" means a loan denominated in Dollars and bearing interest solely at the Prime Rate, plus the margin provided for in this Agreement;

                  1.1.23   "EBITDA" means for any fiscal period of THC:

                           (a) the consolidated net income (or net loss) of THC and its Subsidiaries for such period, computed and calculated in accordance with GAAP without giving effect to any extraordinary or unusual gains or losses, any gains or losses from the sale or disposition of assets other than in the ordinary course of business, or any extraordinary, unusual or non-recurring expenses or charges, including, without limitation, restructuring charges (which restructuring charges shall not exceed US$2,900,000 for fiscal year 2001) and all fees paid to the consultant appointed by the Agent pursuant to Section 9.10 PLUS (or MINUS),

                           (b) to the extent that any of the items referred to in any of clauses (i) through (iii) below were deducted (or added) in calculating such net income:

                                i)       consolidated interest expense
                                         (including, without limitation,
                                         amortization or charges of deferred
                                         financing fees, amortization of the
                                         Restructuring Fee, premiums or interest
                                         rate protection agreements and original
                                         issue discounts (including, without
                                         limitation, discounts or Acceptances),
                                         letter of credit fees, the portion of
                                         any capital lease payments which are
                                         allocated to interest expense and
                                         interest paid in kind) of THC and its
                                         Subsidiaries for such period;

                                ii) income, capital or large corporation tax expense or benefit of THC and its Subsidiaries for such period;

                                iii)     the consolidated amount of all
                                         depreciation and amortization and all
                                         non-cash charges of THC and its
                                         Subsidiaries for such period, PLUS;

                           (c) all fixed and all calculable dividend payments on preferred stock;

                  1.1.24 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder;

                  1.1.25 "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043 (b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001 (a)
                           (13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11) or (13) of Section 4043 (c)
                           of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041 (a) (2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041 (e) of ERISA);
                           (d) the cessation of operations at a facility of any Borrower or any Material Subsidiary in the circumstances described in Section 4062 (e) of ERISA;
                           (e) the withdrawal by any Borrower or any Material Subsidiary from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001 (a) (2) of ERISA; (f) the conditions for imposition of a lien under Section 302
                           (f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in
                           Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan, which in any such case could reasonably be expected to have a Material Adverse Effect;

                  1.1.26 "Event of Default" means any of the events or circumstances set out in Section 13.1;

                  1.1.27 "Facility 1" means the facility in the maximum amount of $90,000,000 made available to the Borrowers by the Lenders pursuant to Section 2.1;

                  1.1.28 "Facility 1 Commitment" means the aggregate amount of the credit available under Facility 1 as may be adjusted from time to time as a result of repayments made pursuant to this Agreement;

                  1.1.29 "Facility 1 Loans" mean the aggregate of the Dollar Loans and the BA Loans made available under Facility 1;

                  1.1.30   "Facility 1 Maturity Date" shall mean June 30, 2004;

                  1.1.31 "Facility 2" means the facility in the maximum aggregate amount equal to $45,800,000 plus the total amount of Capitalized Interest made available to the Borrowers by the Lenders pursuant to Section 2.1;

                  1.1.32 "Facility 2 Commitment" means the aggregate amount of the credit available under Facility 2 as may be adjusted from time to time as a result of repayments made pursuant to this Agreement;

                  1.1.33 "Facility 2 Loans" mean the aggregate of the Dollar Loans and the BA Loans made available under Facility 2;

                  1.1.34   "Facility 2 Maturity Date" shall mean October 31,
                           2002;

                  1.1.35 "GAAP" means generally accepted accounting principles in the United States of America;

                  1.1.36 "Guarantee" means, with respect to any Person, without duplication, any obligation, contingent or otherwise (other than an endorsement for collection or deposit in the ordinary course of business or a guarantee of the obligations of a Subsidiary of such Person in respect of trade payables incurred in the ordinary course of business or resulting from banking cash management systems) directly or indirectly guaranteeing the payment or other performance of any indebtedness or obligation of any other Person or protecting a creditor of such Person from a loss resulting from the failure by such Person to pay or perform such indebtedness or obligation;

                  1.1.37 "Indebtedness" means, with respect to any Person, without duplication: (i) indebtedness for monies borrowed or raised, or for the purchase price of property, goods or services more than 90 days past due (but excluding such past due payables being diligently contested in good faith or the non-payment of which is being tolerated and for so long as such tolerance lasts), and including obligations under agreements relating to the issuance of letters of credit or acceptance financing, (ii) obligations as lessee under leases which shall have been or should be recorded as capital leases in accordance with GAAP, and (iii) obligations under Guarantees by such Person in respect of liabilities and obligations (contingent or otherwise) with respect to (i) and
                           (ii) above; for greater certainty, Indebtedness shall not include trade debt incurred in the ordinary course of business (except to the extent included in (i) above) or monies borrowed or raised to the extent of the amount of any letter of credit or guarantee of any other Person which secures the repayment of such monies and which is included in (i) above;

                  1.1.38 "Intercreditor Agreement" means, the agreement dated as of November 19, 1998 and made among Caisse, General Electric Capital Canada Inc., General Electric Capital Corporation, the Borrowers and the other parties named herein, as same may be amended or supplemented from time to time;

                  1.1.39 "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) EBITDA to (b) net interest expense (whether cash or non cash) of THC and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Agent;

                  1.1.40 "Lenders" means Caisse, and the other lenders which become parties hereto by way of an assignment made pursuant to Section 17, in each case together with their successors and permitted assigns, and "Lender" means any of them;

                  1.1.41 "Lender's Proportion" means, with respect to each Lender, its respective proportion of the Total Commitment, the Facility 1 Commitment and the Facility 2 Commitment as set out opposite its name in Schedule "A", as may be adjusted from time to time as a result of a repayment made pursuant to this Agreement or an assignment made pursuant to Section 17.1;

                  1.1.42 "Loans" means the aggregate of the Dollar Loans and the BA Loans;

                  1.1.43 "Majority Lenders" means any group of Lenders whose Commitments amount in the aggregate to at least 60% of the Total Commitment;

                  1.1.44 "Material Adverse Effect" shall mean a material adverse effect on the business, assets, property or condition (financial or otherwise, including without limitation any material adverse effect by virtue of any environmental liability or occurrence, or the receipt from any governmental authority of any notice, compliant or order to that effect) of (a) THC and its Subsidiaries taken as a whole, (b) Sport Maska Inc., (c) KHF Finland Oy, or (d) Jofa AB or on the ability of the Borrowers to perform their obligations hereunder;

                  1.1.45 "Material Subsidiaries" means the following corporations: Maska U.S., Inc., Sports Holdings Corp., SLM Trademark Acquisition Corp., SLM Trademark Acquisition Canada Corporation, KHF Finland Oy, WAP Holdings Inc., Jofa Holding AB, Jofa AB, KHF Sports Oy, and any other Subsidiary of a Borrower having assets or gross annual income (on a four quarter basis) in excess of $1,000,000, provided, however, that any Subsidiary which ceases to possess such assets or have such gross annual income shall nonetheless remain a Material Subsidiary;

                  1.1.46 "Multiple Employer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA;

                  1.1.47 "Paying Agent" shall mean Montreal Trust Company and any successor paying agent appointed pursuant to
                           Section 15.4;

                  1.1.48 "Paying Agent's Branch of Account" means the office of the Paying Agent located at the address opposite its name on the signature pages hereto or the branch as may be designated by the Paying Agent from time to time by notice to the Agent and the Borrowers;

                  1.1.49 "PBGC" shall mean the Pension Benefit Guarantee Corporation established under ERISA, or any successor thereto;

                  1.1.50   "Permitted Encumbrances" means:

                           (i) deficiencies or defects in title, liens, mortgages, hypothecs, charges, priorities, charges and encumbrances, whether arising by law or by contract, existing on the date of this Agreement, or created, discovered or arising subsequently and which do not result (except as otherwise permitted under this Agreement) from a voluntary act or the consent of THC or of a Subsidiary of THC,

                           (ii)     PMO's,

                           (iii) pledges or deposits made in the ordinary course of business in connection with bids, tenders, performance bonds, surety, appeal or custom bonds, contracts (other than to raise money or for the repayment of money borrowed) or leases or to secure statutory obligations,

                           (iv) liens or priorities arising by operation of law and which have not become enforceable or relate to obligations not due or delinquent or are being contested diligently and in good faith,

                           (v) minor encumbrances, including, without limitation, easements, rights of way, servitudes or other similar rights in land granted to or reserved by other Persons, or zoning or other restrictions as to the use of real or immoveable properties, which encumbrances do not, in the aggregate, materially affect the value of the said properties or materially impair their use in the operation of the business of a Borrower or of its Subsidiaries,

                           (vi) liens, mortgages, hypothecs, charges, priorities and encumbrances, ranking junior to the Security, whether by express subordination or by operation of law, incurred, created or assumed by a Borrower or a Subsidiary of the Borrower and relating to the leasing of any property, movable or immovable,

                           (vii) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit or by any statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof,

                           (viii) security given by THC or a Subsidiary of THC in the ordinary course of its business to a public utility or any municipality or governmental or other public authority when required by such utility or municipality or other authority in connection with its operations,

                           (ix) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown,

                           (x)      the Security,

                           (xi) security granted by the Borrowers and their Affiliates named in the Intercreditor Agreement to secure the indebtedness and other obligations under the Canadian Operating Credit or the US Operating Credit and the guarantees thereof, but, as to the principal amount so secured or guaranteed, only to the maximum aggregate amount of US$70,000,000, and any renewal thereof, provided that the principal amount secured by any such renewal does not exceed the unpaid principal amount of the indebtedness which was secured by such security or guarantees immediately before its renewal;

                           (xii) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business that are unregistered and secure amounts that are not yet due and payable;

                           (xiii)   any attachment or judgment lien not
                                    constituting an Event of Default under
                                    Section 13.1.11 and which has not become enforceable or is being contested diligently and in good faith;

                           provided that, at the time when any Permitted Encumbrance is created or granted, the maximum aggregate amount of the indebtedness or obligations secured by Permitted Encumbrances (exclusive of the pledges and deposits referred to in paragraph (iii), the liens or priorities referred to in paragraph
                           (iv), PMO's, the Security, the security referred to in paragraph (xi), and liens or priorities arising by operation of law and which have not become enforceable or relate to obligations not due or delinquent or are being contested diligently and in good faith) shall not exceed US $5,000,000;

                  1.1.51 "Person" means and includes an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof;

                  1.1.52 "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA covered by Title IV of ERISA;

                  1.1.53   "PMO's" means Purchase Money Obligations;

                  1.1.54 "Prime Rate" means, on any day, the rate of interest per annum that is equal to the greater of:

                           (i) the rate of interest publicly announced by Royal Bank of Canada from time to time as being its reference rate then in effect for determining interest rates for commercial loans in Dollars made by it in Canada; and

                           (ii) the annual rate of interest equal to the average of the "BA 1 month" rates applicable to bankers' acceptances in Dollars displayed and identified as such on the "Reuters Screen CDOR Page" (as defined in the International Swap and Derivatives Association, Inc. definitions, as modified and amended from time to time) (the "CDOR Rate") as at approximately 10:00 a.m. on such day, or if such day is not a Business Day then on the immediately preceding Business Day, plus 1.0% per annum; provided that if such rates do not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be calculated as the arithmetic average of the 30-day discount rates applicable to bankers' acceptances in Dollars quoted by three major Canadian Schedule 1 chartered banks chosen by the Paying Agent as of approximately 10:00 a.m. on such day, or if such day is not a Business Day, then on the immediately preceding Business Day;

                  1.1.55   "Purchase Money Obligations" means:

                           (i) any security interest, lien, mortgage, hypothec, charge, encumbrances
                                    (collectively, "Security Interest") created, incurred or assumed by a Borrower or a Subsidiary of a Borrower for indebtedness incurred in connection with, or created to provide a Borrower or a Subsidiary of a Borrower with funds to pay, the purchase price of any immoveable or moveable property (including pursuant to a lease which is capitalized in accordance with GAAP), provided that such Security Interest is limited to the property so acquired and is created, incurred or assumed substantially concurrently with the acquisition of such property, and

                           (ii) any renewal or extension of any such Security Interest and any new Security Interest created on the same property in replacement of any such Security Interest provided that the principal amount secured by any such renewal, extension or new Security Interest does not exceed the unpaid principal amount of the indebtedness which was secured by such Security Interest immediately before its extension, renewal or replacement, up to a maximum aggregate outstanding amount at any time of such secured debt of US$5,000,000;

                  1.1.56 "Related Agreements" means the Warrant Agreement entered between THC and Caisse together with the Warrant Certificates issued thereunder, the Registration Rights Agreement entered into between THC and Caisse, the Sale Agreement entered into among THC, Caisse, WS Acquisition LLC and certain shareholders of THC and the Stockholders' Agreement entered into among THC, Caisse and WS Acquisition LLC, all of which agreements have been entered into as of the date hereof;

                  1.1.57 "Restructuring Fee" shall have the meaning set forth in Section 5.1

                  1.1.58 "Security" means any and all security and guarantees to be provided to the Lenders pursuant to Article 12;

                  1.1.59 "Subsidiary" means, with respect to a Person, any corporation of which at least a majority of the outstanding shares to which there is attached voting power under ordinary circumstances to elect a majority of the board of directors of said corporation, shall at the relevant time be owned directly or indirectly by such Person, one or more Subsidiaries of such Person, or any combination thereof; for greater certainty the Subsidiaries of THC shall be deemed to include Sports Holdings Corp. and its Subsidiaries;

                  1.1.60 "THC" means The Hockey Company (formerly SLM International, Inc.);

                  1.1.61 "Total Commitment" means the aggregate amount of the Credit, as may be adjusted from time to time as a result of a repayment made pursuant to this Agreement;

                  1.1.62 "US Operating Credit" means the credit agreement entered into on November 19, 1998 among SHC Hockey, Inc. and Maska U.S., Inc., as borrowers, General Electric Capital Corporation, as agent, and the lenders and credit parties referred to therein, as same may be amended or supplemented from time to time;

                  1.1.63 "Withdrawal Liability" means withdrawal liability as determined in accordance with Title IV of ERISA.

         1.2      HEADINGS AND TABLE OF CONTENTS

                  The headings and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.3      ACCOUNTING TERMS

                  Unless otherwise provided, (i) accounting terms and expressions used herein shall have the meaning assigned to them under GAAP in effect from time to time, provided that all calculations shall be made according to the same principles utilized in the preparation of the financial statements referred to in Section 8.12, and (ii) compliance with covenants shall be determined on a consolidated basis.

         1.4      CONVERSION TO OR FROM US DOLLARS

                  Where a Dollar amount has to be converted or expressed in US dollars, or where its US dollar equivalent has to be determined (or vice-versa), the calculation is made at the relevant date at the Bank of Canada rate as displayed and identified as such on the Reuters Screen BOFC Page for US dollars against Dollars (or vice-versa) at or around noon on such date.

         1.5      TIME

                  Except where otherwise indicated in this Agreement, any reference to a time shall mean local time in the City of Montreal, Province of Quebec.

         1.6      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

         1.7      ABSENCE OF NOVATION

                  The parties acknowledge and expressly agree that the amendments to the Existing Credit Facility made pursuant to this Agreement do not novate the Existing Loan Agreement and that all Security provided to the Lenders pursuant to or in connection with the Existing Credit Facility shall remain in full force and effect and continue to secure the credit made available hereunder.

2.                THE CREDIT

         2.1      OBLIGATION OF LENDERS AND TOTAL COMMITMENT

                  Relying on each of the representations and warranties set out herein and subject to the terms and conditions of this Agreement, the Lenders, individually, and not solidarily (that is to say, not jointly and severally), agree to make credit facilities (the "Credit") available to the Borrowers by way of their respective Lender's Proportion of the Facility 1 Commitment and Lender's Proportion of the Facility 2 Commitment. The Facility 1 Commitment shall not exceed $90,000,000 and the Facility 2 Commitment shall not exceed the aggregate of $45,800,000 plus the total amount of Capitalized Interest. The Total Commitment for the Credit shall be $135,800,000 plus the total amount of Capitalized Interest.

         2.2      AVAILABILITY OF THE CREDIT

                  Facility 1 and Facility 2 shall not revolve and shall be repayable as provided for herein and on the Facility 1 Maturity Date and the Facility 2 Maturity Date, respectively. The Borrowers acknowledge that Facility 1 and Facility 2 have been fully utilized and that no new advances are to be made under this Agreement

         2.3      COMMITMENT OF EACH LENDER

                  Facility 1 and Facility 2 shall be made available to the Borrowers by each Lender in the same proportion as the Commitment of each Lender is to its respective Facility1 Commitment and Facility 2 Commitment.

         2.4      UTILIZATIONS PROPORTIONAL TO COMMITMENTS

                  Any utilization of the Credit shall be made through the Paying Agent and, to the extent reasonably possible, utilizations shall be, as to each Lender and each Facility, in the same proportion as its Commitment is to its respective Facility1 Commitment and Facility 2 Commitment. If it is not practicable to allocate a Borrowing in such manner, or to allocate a Borrowing by way of Acceptances or BA Loans so that the aggregate amount of Acceptances or BA Loans, as the case may be, required to be accepted or made by a Lender is a whole multiple of $100,000, the Paying Agent is authorized by the Borrowers and the Lenders to make such allocations with respect to such Borrowings without amendment of the Facility1 Commitment or Facility 2 Commitment of each Lender as the Paying Agent, in its sole discretion, determines to be equitable in the circumstances.

         2.5      BORROWINGS UNDER THE CREDIT

                  The Borrowers may utilize Facility 1 and Facility 2 (and re-utilize same as provided herein) pursuant to the following forms of Borrowings or a combination thereof:

                  2.5.1    Dollar Loans,

                  2.5.2    BA Loans, and

                  2.5.3    Acceptances.

         2.6      NOTICES OF UTILIZATION

                  Prior to each utilization of the Credit by a Borrower, such Borrower shall give to the Agent and the Paying Agent a notice of utilization specifying:

                  2.6.1    the selected form of Borrowing;

                  2.6.2 the amount of the Borrowing, which shall be in a minimum amount of $10,000,000;

                  2.6.3 the date of the Borrowing, which shall be a Business Day; and

                  2.6.4 to the extent applicable, the period of the Borrowing, which shall comply with the provisions of
                           Article 3, in the case of a Borrowing by way of Acceptances or BA Loans;

and the notice shall be given in writing in the form attached as Schedule "B" by 12:00 (noon) on the second Business Day prior to an issue of Acceptances or a BA Loan, and the first Business Day prior to a Dollar Loan.

         2.7      CONVERSIONS AND RENEWALS

                  2.7.1 A Borrower may convert from Loans to Acceptances (and vice versa) and renew Acceptances, provided a notice of conversion or renewal is given to the Agent;

                  2.7.2    Section 2.6 shall apply to a conversion or a renewal;

                  2.7.3 Notwithstanding Section 2.7.1, Acceptances and BA Loans may not be converted prior to the maturity of their respective periods. In addition, unless they converted or renewed, as the case may be, at the maturity date of their respective periods, Acceptances and BA Loans shall then become Dollar Loans.

         2.8      USE OF PROCEEDS

                  The proceeds of the utilizations shall be used to finance, directly or indirectly, the completion of the transactions and the payment of related fees provided in the Agreement and Plan of Reorganization.


3.                PROVISIONS APPLICABLE TO ACCEPTANCES AND BA LOANS

         3.1      PERIODS AND AMOUNTS

                  Acceptances

                  3.1.1 shall be for periods of one, two, three or six months and shall mature on a Business Day;

                  3.1.2 shall be denominated in Dollars, in amounts of $100,000 per Lender or multiples thereof;

                  3.1.3 shall be issued in whole multiples of $1,000,000, with a minimum amount of $5,000,000 per issue;

                  3.1.4 shall form part of the Borrowings for their face amount (whether they have been accepted by a Lender or by a financial institution which is not a Lender);

                  3.1.5    do not carry any days of grace; and

                  3.1.6 may be held by the Lenders for their own account or may be sold to third parties.

         3.2      DISCOUNT AND ACCEPTANCE FEE

                  3.2.1 The amount that shall be disbursed to a Borrower upon an issue of Acceptances is the aggregate face amount of the Acceptances so issued, less the Discount and the acceptance fee applicable to such Acceptances.

                  3.2.2 In the case of a conversion into Acceptances or renewal of Acceptances, the Borrower concerned shall concurrently with the conversion or renewal pay to the Paying Agent an amount equal to the aggregate face amount of the Acceptances issued upon such conversion or renewal; the amount so paid to the Paying Agent shall be applied on the portion of the Borrowings having been so converted, or, as the case may be, on the Acceptances so renewed.

                  3.2.3    Except for Acceptances renewed or converted under
                           Section 3.2.2, and subject to Section 2.7.3, the Borrower concerned shall pay to the Paying Agent the face amount of each Acceptance issued by it on the maturity date thereof.

         3.3      SELECTION OF PERIODS

                  3.3.1 Periods of Acceptances shall be selected in order that no mandatory repayments to be made under Section
                           6.1 shall result in a payment of Acceptances prior to their maturity dates.

                  3.3.2 Periods of Acceptances shall be selected so that no more than 10 different issues of Acceptances shall be outstanding at the same time.

         3.4      ACCEPTANCE FORMS

                  No notice of utilization, conversion or renewal in respect of Acceptances shall be effective if a Lender which is a bank notifies the Agent and the Paying Agent, on or before the expiry of the notice period referred to in Section 2.6, that the Borrower concerned has not provided such Lender with the Acceptances to be then issued by such Lender.

         3.5      AUTHORITY TO COMPLETE ACCEPTANCES

                  In accordance with the instructions given from time to time by the Borrowers to the Agent and the Paying Agent for onward conveyance to the Lenders, each Lender is authorized to complete Acceptance forms in the form generally used by such Lender and to provide its acceptance thereon for the purposes of giving effect to notices of utilizations by way of Acceptances. Acceptances so completed, signed, endorsed and negotiated on behalf of a Borrower by any Lender shall bind such Borrower as fully and effectively as if those acts were performed by an authorized officer of such Borrower. Any executed Acceptances which are held by any Lender need only be held in safekeeping with the same degree of care as if they were that Lender's own property and that Lender was keeping them at the place at which they are to be held. Neither the Agent, the Paying Agent nor any Lender nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Section 3.5 except for its own negligence or willful misconduct.

         3.6      RECORDS RESPECTING ACCEPTANCES

                  Each Lender shall maintain a record with respect to Acceptances accepted by it hereunder, cancelled at their respective maturities or voided by it for any reason. Each Lender further agrees to retain the foregoing records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender.

         3.7      BA LOANS

                  Notwithstanding anything contained in this Agreement or any other document, if a Lender is not a bank and accordingly is unable to issue Acceptances pursuant to any notice of utilization, such Lender shall make available to a Borrower prior to 12:00 (noon) on the applicable borrowing date, a BA Loan in the principal amount equal to such Lender's Proportion of the aggregate amount of Borrowings requested from the Lenders by way of Acceptances pursuant to such notice of utilization. Such BA Loan shall have the same term as the Acceptances for which it is a substitute and, for greater certainty, shall permit such Lender to obtain the same effective yield as if such Lender had accepted and purchased an Acceptance, a Borrower agreeing to pay to such Lender an amount equal to the applicable acceptance fee and to prepay, on the date the BA Loan is made, interest on such BA Loan at the rate provided in Section 5.5, such interest payment to be made by such Lender deducting the amount of such interest from the principal amount of such BA Loan. The net amount to be made available by each Lender to a Borrower for a BA Loan shall be the same as the amount that such Lender would have been required to make available to a Borrower on such date had such Lender been a Lender that provided Borrowings through Acceptances.

4.                CONDITIONS PRECEDENT TO BORROWINGS

         4.1      CONDITIONS PRECEDENT

                  The obligation of the Lenders to continue to make available the credit made pursuant to the Existing Credit Facility as amended hereunder is conditional upon the delivery of the following to the Agent, in form and substance reasonably satisfactory to all Lenders, and in sufficient copies for distribution to each Lender:

                  4.1.1 a duly executed copy of this Agreement together with a promissory note stated to be payable in accordance with and subject to this Agreement in favour of any Lender which so requests in the amount of its aggregate Commitment hereunder;

                  4.1.2 a certified copy of the constating documents of the Borrowers and each Material Subsidiary, if such constating documents have changed in any material respect since the date of the Existing Credit Facility;

                  4.1.3 a duly certified copy of the resolution or resolutions of the board of directors of each Borrower relating to the authority of such Borrower to execute and deliver, and to perform its obligations under this Agreement and the instruments, agreements, certificates and papers and other documents provided for or contemplated herein, and relating to the manner in which the foregoing documents are to be executed and delivered;

                  4.1.4 a certificate of the secretary of each Borrower setting forth specimen signatures of the individuals authorized to sign on its behalf this Agreement and the instruments, agreements, certificates, papers and other documents provided for or contemplated herein;

                  4.1.5 a certificate of each Borrower to the effect that (i) the representations and warranties contained herein are true and accurate in all material respects and that there is no Default or Event of Default, such certificate to include, in the case of THC, calculations showing compliance, on a consolidated basis and as of December 31, 2000, with the financial tests set forth in this Agreement and (ii) no material adverse change has occurred in the business or financial condition of THC and its Subsidiaries, taken as a whole, since December 31, 2000;

                  4.1.6 a report from THC providing details of all material Permitted Encumbrances referred to in paragraphs (ii) and (viii) of Section 1.1.50 which were not set out in the Schedule to the Existing Credit Agreement;

                  4.1.7 a copy of all amendments to the Canadian Operating Credit and the US Operating Credit;

                  4.1.8 copies of all regulatory approvals and consents which are required to be obtained from any governmental authority in order to complete the transactions contemplated by the Agreement;

                  4.1.9 an executed copy of each of the Related Agreements together with a copy of a Consent and Waiver from the Estate of Martin Davis;

                  4.1.10 a certificate of the Chief Operating Officer of THC that the consolidated EBITDA of THC for the year ended December 31, 2000 was not less than US$18,000,000;

                  4.1.11 copy of the unaudited internal consolidated financial statements of THC for the year ended December 31, 2000;

                  4.1.12 the favourable opinion of counsel to the Borrowers as to corporate status and capacity, their authority and legal right to enter into and perform their respective obligations under this Agreement and the Related Agreements, as to the validity, binding effect and enforceability of this Agreement and the Related Agreements;

                  4.1.13 a copy of all shareholder agreements between Wellspring Acquisition, LLC and the shareholders of THC, the terms of which shall be satisfactory to the Agent;

                  4.1.14 the favourable opinion of counsel to the Lenders as to the validity, binding effect and enforceability of this Agreement and the Related Agreements; and

                  4.1.15 confirmation that the Borrowers have paid all fees due to the Agent or the Lenders in respect of this Agreement.

         4.2      CONDITIONS PRECEDENT TO ALL BORROWINGS

                  The Lenders shall not have any obligation to make any Borrowings available to the Borrowers or to permit the Borrowers to convert existing Borrowings into, or to renew, Acceptances if:

                  4.2.1 the Agent and the Paying Agent shall not have received the timely notice of utilization (or conversion or renewal) required pursuant to Section 2.6, or

                  4.2.2    if a Default shall have occurred and be continuing,

provided that Acceptances and BA Loans may become Dollar Loans pursuant to
Section 2.7.3 even after the occurrence of a Default.

         4.3      WAIVER OF CONDITIONS PRECEDENT

                  The terms and conditions of Sections 4.1 and 4.2 are inserted for the sole benefit of the Lenders and may be waived by the Agent in conformity with Article 16 in whole or in part, with or without terms or conditions, in respect of any Borrowings without affecting the rights of the Lenders against the Borrowers and the Material Subsidiaries and without prejudicing the right of the Agent to assert such terms and conditions in whole or in part in respect of any other Borrowing.

         4.4      RESTATEMENT OF REPRESENTATIONS AND WARRANTIES

                  Any request for Borrowings (including through a conversion or a renewal) and any notice of utilization (or conversion or renewal) shall be deemed to include a representation and warranty that the representations and warranties contained herein, other than the representations made in Sections 8.6, 8.12, 8.15(i) and the first and last sentences of Section 8.16, are still true and accurate in all material respects as at the date of the request or notice.


5.                FEES AND INTEREST

         5.1      RESTRUCTURING FEE

                  The Borrowers shall pay to Caisse for its own account a restructuring fee for the amount and payable in such manner as THC and Caisse have agreed prior to the execution of this Agreement (the "Restructuring Fee").

         5.2      AGENCY FEE

                  The Borrowers shall pay to the Agent, for its own account, an agency fee in the amount previously agreed to in writing between the Borrowers, Caisse and the Agent. Such agency fee shall be paid on November 18 of each year, provided that Borrowings remain outstanding hereunder. Such agency fee shall include the annual fee payable by the Agent to the Paying Agent in the amount and payable in such manner as the Agent and the Paying Agent have agreed prior to the execution of this Agreement.

         5.3      ACCEPTANCE FEES

                  The Borrowers shall pay concurrently with the issue of each Acceptance an acceptance fee at the annual rate of 6% calculated on the face amount of such Acceptance and for the number of days included in the period of same. Such acceptance fees may be deducted from the proceeds of the issue of any such Acceptance, as provided in Section 3.2.1.

         5.4      DOLLAR LOANS

                  Any Dollar Loan shall bear interest at an annual rate equal to the Prime Rate in effect from time to time, plus 5%. The interest shall be payable monthly in arrears on the first Business Day after the end of each month. Notwithstanding the foregoing, the Borrowers shall pay interest accrued on Dollar Loans up to and including the date hereof on the Business Day after the day on which this Agreement is executed.

         5.5      BA LOANS

                  Any BA Loan shall bear interest at an annual rate equal to the BA Loan Rate in effect from time to time plus 6%. The interest shall be calculated on the amount of such BA Loan and for the number of days included in the period of same. Such interest shall be payable in advance and may be deducted from the amount of such BA Loan as provided in Section 3.7.

         5.6      ADDITIONAL INTEREST ON FACILITY 2 LOANS AND ACCEPTANCES

                  In addition to the acceptance fees and interest payable pursuant to Sections 5.3, 5.4 and 5.5, the face amount of Acceptances and Loans outstanding under Facility 2 shall bear Capitalized Interest at the rates set forth herein and shall be payable on the Facility 2 Maturity Date or the date on which the Credit outstanding under Facility 2 is repaid in full. Capitalized Interest shall accrue at the annual rate of 3.0% for the six months following the date of this Agreement and 3.5% thereafter until the Facility 2 Maturity Date, provided that Capitalized Interest shall accrue at the annual rate of 5.0% after February 28,

2002 if EBITDA for THC's fiscal year ending December 31, 2001 is less than US$23,000,000 (excluding transaction fees related to this Agreement). For greater certainty interest accruing and capitalized hereunder shall form part of the principal amount outstanding under Facility 2 and shall be deemed to be outstanding by way of Dollar Loan unless the Borrowers otherwise stipulate pursuant to a notice of utilization.

         5.7      CALCULATION OF RATES

                  5.7.1 Annual rates are calculated daily on the basis of a 365-day year.

                  5.7.2 For the purposes of the INTEREST ACT (Canada), the yearly rate to which a rate calculated as specified in Section 5.7.1 is equivalent, is equal to the rate so calculated multiplied by the actual number of days included in that year and divided by 365 days.

         5.8      INTEREST ON ARREARS

                  Any amount (other than an amount in principal or interest due under a Loan) which is not paid when due shall bear interest at the rate (including the applicable margin) which would be applicable to a Dollar Loan made on the date on which such payment became due, or, in the case of a payment becoming due after the Maturity Date, on the Maturity Date. Any amount in principal or interest payable under a Loan and which is not paid when due shall bear interest at the annual rate which was applicable to the principal on the date such payment became due. Interest on arrears is compounded monthly.

6.                REPAYMENTS

         6.1      MANDATORY REPAYMENTS

                  6.1.1 A Borrower shall make a repayment of Facility 1 in the minimum amount of $5,000,000 on January 31, 2004. The outstanding Borrowings under Facility 1, together with all outstanding interest, shall also be repaid on the Facility 1 Maturity Date.

                  6.1.2 The proceeds from the issuance of any equity or subordinated debt of the Borrowers shall be applied to the repayment of Facility 2 provided that a Borrower shall provide five Business Days' prior notice of such repayment. The outstanding Borrowings under Facility 2 shall also be repaid on the Facility 2 Maturity Date.

                  6.1.3 Other than sales permitted under Section 10.2 and subject to the terms of the Intercreditor Agreement, all proceeds of sales of assets shall be applied first to the repayment of Facility 2 and then to the repayment of Facility 1.

         6.2      OPTIONAL REPAYMENTS

                  6.2.1 The Borrowers may at any time, and upon five Business Days' notice, make repayments in principal additional to the mandatory payments provided in Section 6.1. However,

                           6.2.1.1 repayments shall not be made in respect of Facility 1 until such time as the principal and interest outstanding under Facility 2 is repaid in full;

                           6.2.1.2 such repayments shall be made in minimum amounts of $10,000,000 increased by whole multiples of $1,000,000;

                           6.2.1.3 a written notice of repayment shall be given to the Agent and the Paying Agent prior to any such repayment specifying the amount of the repayment and the Borrowings to be repaid;

                           6.2.1.4 a Borrower shall pay a prepayment fee in respect of optional repayments under Facility 1 in the amount of 2% of the amount repaid if such repayment is made prior to June 30, 2002 or 1% of the amount repaid under Facility 1 thereafter but prior to June 30, 2003, and no prepayment fee on repayments made on or after June 30, 2003 (it being understood that no prepayment fee shall be payable in respect of prepayments made in respect of Facility 2); and

                           6.2.1.5 notwithstanding Section 6.2.1 no such optional repayment can be made on Acceptances or BA Loans before the maturity date of their respective periods unless the Lenders are indemnified in accordance with
                                    Section 18.10.2 concurrently with the
                                    repayment.

7.                PLACE, MANNER, CURRENCY AND APPLICATION OF PAYMENTS

         7.1      PAYMENT TO LENDERS

                  Unless otherwise specified, all payments to be made by the Borrowers hereunder shall be made to the Paying Agent.

         7.2      PLACE

                  Any payments to be made by the Borrowers to the Paying Agent shall be made for value on the day such payment is due and at the Paying Agent's Branch of Account.

         7.3      TIME

                  If a payment is due on a day which is not a Business Day, this payment may be made on the following Business Day.

         7.4      CURRENCY OF PAYMENTS

                  Unless otherwise provided herein, all amounts payable under this Agreement shall be paid in Dollars.

         7.5      PAYMENTS NET OF TAXES

                  7.5.1 All payments made by each Borrower will be made without setoff, counterclaim or other defence. Any payment to the Paying Agent or the Agent shall be made free and clear of, and without deduction or withholding for, any present or future taxes or other charges of whatever nature now or hereafter imposed by any taxing authority in any jurisdiction with respect to such payments (but excluding any tax or other governmental charge imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect to such non-excluded taxes or other governmental charge (collectively referred to herein as "Taxes"). If any Taxes are so levied or imposed, the relevant Borrower shall pay the full amount of such Taxes to the relevant taxing authority in accordance with applicable law and shall pay to the Agent or the Paying Agent, as the case may be, such additional amounts as may be necessary so that every payment actually received by the Paying Agent, the Agent or relevant Lender will not be less than the amount which would otherwise have been received in the absence of such levy or imposition of Taxes. Each Borrower will furnish to the Agent or the Paying Agent, as the case may be, within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, if any, or other evidence reasonably acceptable to the Agent or the Paying Agent, as the case may be, evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender, and for any taxes, levies, imposts, duties or charges paid by such Lender in respect of amounts paid to or on behalf of such Lender pursuant to this Section 7.5.1, other than penalties, additions to tax, interest and expenses arising as a result of the willful misconduct or gross negligence of such Lender, within 30 days after the date upon which such Lender makes written demand therefor supported by a copy of any written assessment thereof. Notwithstanding the foregoing provisions of this Section 7.5.1, a Borrower's obligations under this Section 7.5.1 shall not apply in respect of a Lender to the extent that such Lender has not complied with the provisions of
                           Section 7.5.2 to the extent it is legally able to do so.

                  7.5.2 Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) and that is entitled to an exemption from or reduction of withholding tax under the law of the United States or under a treaty to which the United States is a party, with respect to payments under this Agreement shall, to the extent it is legally able to do so, on or prior to the date hereof, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 17.1, on the date of such assignment or transfer to such Lender, and from time to time upon request from THC, deliver to THC, accurate, properly completed and properly executed documentation prescribed by applicable law which is reasonably requested by THC (to the extent that such documentation reasonably requested by THC will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender), if the delivery of such documentation will permit such payments to be made without withholding or with withholding at a reduced rate, as the case may be. THC agrees to reimburse each Lender for any expense incurred by reason of complying with this Section 7.5.2.

                  7.5.3    If a Borrower pays any additional amount under
                           Section 7.5.1 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund and, in the case of a Lender that is not exempt from tax, any reduction of or credit against its tax liabilities, with respect to the taxable year in which the additional amount is paid, such Lender shall pay to a

                           Borrower an amount that such Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund. Such amount shall be paid as soon as practicable after receipt or realization by such Lender of such refund. Nothing in this Section 7.5.3 shall require any Lender to disclose or detail the basis of its calculation of the amount of any refund or any other information to any Borrower or any other Person.

         7.6      PAYMENTS TO PAYING AGENT ON BEHALF OF LENDERS

                  Unless otherwise provided herein, all payments to be made to the Paying Agent shall be for the account of the Lenders and any payment received by the Paying Agent shall be deemed to have been received by the Lenders.

         7.7      APPLICATION OF PAYMENTS

                  7.7.1 Subject to the terms of the Intercreditor Agreement, all payments made to the Paying Agent or the Agent prior to a demand for payment pursuant to Section
                           13.2 shall be applied in the following order:

                           7.7.1.1 to amounts due pursuant to Sections 5.1 and 5.2, as and by way of fees;

                           7.7.1.2  to amounts due pursuant to Section 6.2;

                           7.7.1.3 to amounts due pursuant to Section 18.6, as and by way of expenses;

                           7.7.1.4 to amounts due pursuant to Section 18.10, as and by way of indemnity;

                           7.7.1.5 to amounts due pursuant to Section 5.8, as and by way of default interest;

                           7.7.1.6 to amounts due pursuant to Sections 3.2.1, 5.3, 5.4, 5.5 and 5.6, as and by way of accrued interest, acceptance fees and Discount;

                           7.7.1.7  to amounts due, as and by way of principal;
                                    and

                           7.7.1.8 in payment of any other amounts then due and payable by a Borrower hereunder.

                           7.7.2    After a demand for payment made pursuant to
                                    Section 13.2, all payments made by the
                                    Borrowers pursuant to this Agreement and all sums received or realized on account of amounts owing hereunder, shall be appropriated and applied by the Paying Agent towards the obligations of the Borrowers hereunder as the Paying Agent may decide or the Majority Lenders may direct, and any such appropriation and application shall override any appropriations or applications made or requested by the Borrowers. For greater certainty, any such decision shall be consistent with the provisions of Article 14.

         7.8      JUDGMENT CURRENCY

                  If a judgment is rendered against a Borrower for an amount owed hereunder and if the judgment is rendered in a currency ("Other Currency") other than Dollars, a Borrower shall pay, if applicable, at the date of payment of the judgment, an additional amount equal to the difference between (i) the said amount owed under this Agreement, expressed into the Other Currency as at the date of payment of the judgment, and (ii) the amount of the judgment. For the purposes of obtaining the judgment and making the calculation referred to in
(i), the exchange rate shall be 12:00 noon rate quoted on the Reuters Monitor Screen (Page BOFC or on such other page, as may replace such page for the purposes of displaying exchanges rates). Any additional amount owed under this Section shall constitute a cause of action distinct from the cause of action which gave rise to the judgment, and said judgment shall not constitute RES JUDICATA in that respect.

8.                REPRESENTATIONS AND WARRANTIES

                  The Borrowers represent and warrant to the Agent and each of the Lenders that, as at the date hereof:

         8.1      CORPORATE EXISTENCE

                  Each of the Borrowers and the Material Subsidiaries is a duly organized, and validly subsisting corporation, it has filed all annual returns and financial statements which it is required to file under applicable law and is duly qualified to do business in the jurisdictions in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualifications, except to the extent that the failure to be so organized, subsisting or qualified, or to have made such filings, could not reasonably be expected to have a Material Adverse Effect.

         8.2      CORPORATE POWER

                  Each of the Borrowers and the Material Subsidiaries has the corporate power and authority to own its assets and to carry on its business as presently conducted.

         8.3      CORPORATE ACTION

                  Each of the Borrowers and the Material Subsidiaries has full power and authority to enter into and perform its obligations provided for under this Agreement, and this Agreement has been duly authorized by all necessary corporate action.

         8.4      COMPLIANCE WITH LAWS

                  Subject to Section 8.5, each of the Borrowers and their Subsidiaries is not in violation of any law, regulation, or order applicable to it within any jurisdiction in which it does business, the effect of which could reasonably be expected to have a Material Adverse Effect.

         8.5      ENVIRONMENTAL MATTERS

                  Except as disclosed to the Lenders in writing prior to the execution of this Agreement and except to the extent that a Material Adverse Effect could not reasonably be expected to result therefrom,

                  8.5.1 the assets and business of the Borrowers and their Subsidiaries continue to be owned, possessed and operated in compliance with all applicable environmental laws and regulations;

                   8.5.2 to the best of the Borrowers' knowledge, there are no apprehended, pending or threatened complaints, inquiries or enforcement action with respect to any alleged violation by the Borrowers and their Subsidiaries of any applicable environmental law or regulation;

                   8.5.3 the Borrowers and their Subsidiaries have been issued, and are in compliance with, all permits, authorizations and approvals relating to environmental matters and necessary for their assets, businesses and operations ; and

                   8.5.4 the Borrowers are not aware of any condition or circumstance which could give rise to any liability by the Borrowers and their Subsidiaries under any applicable environmental law or regulation.

         8.6      ACCURACY OF INFORMATION

                  All written information delivered by the Borrowers to the Lenders in connection with this Agreement is accurate in all material respects and contains no material misstatement of fact nor does it omit a material fact the omission of which would make such information misleading in light of the circumstances in which the statements contained therein were made; the financial forecasts contained in such information have been prepared on the basis of reasonable assumptions and procedures and represent a good faith estimate of the results contained therein, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as facts or an assurance of performance and that actual results during the period or periods covered by such financial information may differ from the forecasted or projected results set forth therein.

         8.7      MATERIAL ADVERSE CHANGE

                  Except as disclosed in writing to Caisse prior to the date hereof, no material adverse change has occurred in the business and financial condition of THC and its Material Subsidiaries, taken as a whole, since the date of the most recent annual audited consolidated financial statements of THC.

         8.8      EFFECT OF THIS AGREEMENT

                  Neither the execution and delivery of this Agreement nor compliance with the terms and provisions hereof or with the terms and provisions of the documents evidencing the Security will:

                  8.8.1 conflict with, violate, or result in a breach of any of the terms, conditions or provisions of any law or regulation applicable to each of the Borrowers and the Material Subsidiaries, or any order of any court, or administrative agency or tribunal applicable to it, except to the extent such conflict, violation or breach could not reasonably be expected to have a Material Adverse Effect, or

                  8.8.2 conflict with, violate, result in a breach of, or constitute a default under the articles or by-laws of the Borrowers or the Material Subsidiaries or of any agreement or instrument to which the Borrowers or the Material Subsidiaries is a party or by which they are bound, except to the extent such conflict, violation, breach or default could not reasonably be expected to have a Material Adverse Effect.

         8.9      VALIDITY OF THIS AGREEMENT

                  This Agreement constitutes a legal, valid and binding obligation of the Borrowers.

         8.10     LITIGATION

                  There is no litigation and there are no legal proceedings pending, or, to the best of its knowledge, threatened, before any court or administrative agency or tribunal which could reasonably be expected to have a Material Adverse Effect.

         8.11     DEFAULT

                  No Event of Default has occurred and is continuing.

         8.12     FINANCIAL STATEMENTS

                  The financial statements delivered pursuant to Section 4.1.11 have been prepared in accordance with GAAP and present fairly, in all material respects, the financial positions of THC and the results of the operations for the fiscal period reported on.

         8.13     DEFECTS OF TITLE AND LIENS

                  There is no deficiency or defect in the title of the Borrowers and the Material Subsidiaries to any of their principal plants, properties or assets which would reasonably be expected to have a Material Adverse Effect, and, except for Permitted Encumbrances, the assets of the Borrowers and their Subsidiaries are free and clear of any lien, priority, or security.

         8.14     TAX RETURNS

                  Each of the Borrowers and the Material Subsidiaries has filed all tax returns which were required to be filed and paid or made provision for payment of all taxes which are due and payable, whether or not shown to be due and payable on such returns, except to the extent that adequate accounting reserves have been established in accordance with GAAP for the payment of any tax the payment of which is being contested. Neither of the Borrowers is or ever has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

         8.15     PENSIONS PLANS

                  Any Borrower or any Material Subsidiary that maintains or contributes to a plan that provides retirement or health benefits for its employees, has performed any material obligation provided in such plan in accordance with the terms thereunder and in accordance with any statute, order, rule or regulation applicable to such plan. In addition:

         (i) set forth on Schedule C hereto is a complete and accurate list, as at the date hereof, of all Plans and Multiple Employer Plans;

         (ii) except with respect to the Bradford, Vermont facility and the termination of not more than 15 employees at such location, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect;

         (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the United States Internal Revenue Service and furnished to the Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status;

         (iv) neither the Borrowers nor any Subsidiary has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiple Employer Plan, except with respect to the Bradford, Vermont facility and the termination of not more than 15 employees at such location; and

         (v) neither the Borrowers nor any Subsidiary has been notified by the sponsor of a Multiple Employer Plan that such Multiple Employer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiple Employer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

         8.16     INTELLECTUAL PROPERTY

                  Set forth on Schedule D hereto is a list which includes, as at the date hereof, all material patents, trademarks, industrial designs, integrated circuit topographies, plant breeder rights, trade names, service marks and copyrights, and all applications therefor and licenses thereof (collectively, the "Intellectual Property"), of the Borrowers or their Subsidiaries, showing, as applicable, as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. None of such Intellectual Property is subject to any pending or (to the best of the Borrowers' knowledge) threatened claim or litigation or any licensing agreement or similar arrangement except as set forth therein. Each of the Borrowers and its Subsidiaries owns or is licensed or otherwise has the right to use all of the Intellectual Property that are reasonably necessary for the operation of its business and, to the best of the Borrowers' knowledge, none of such Intellectual Property infringes on or conflicts with any material

Intellectual Property of any other Person in any material respect, and no other Person's property infringes on or conflicts with any material Intellectual Property of a Borrower and their Subsidiaries. The Intellectual Property described on Schedule D constitutes, as at the date hereof, all of the material property of such type necessary to the current and reasonably anticipated future conduct of the business of the Borrowers and its Subsidiaries.

         8.17     ASSETS OF JOFA HOLDING AB

                  The only asset of Jofa Holding AB consists of shares in the capital stock of Jofa AB and Intellectual Property related to the business of Jofa AB.

9.                AFFIRMATIVE COVENANTS

                  Each of the Borrowers solidarily covenants and agrees that:

         9.1      PAYMENT OF PRINCIPAL AND INTEREST

                  The Borrowers will duly and punctually pay the principal and interest (including any interest on amounts in default) on the outstanding Borrowings, as well as fees and other amounts due hereunder, on the dates, at the places and in the manner mentioned herein.

         9.2      GOOD STANDING

                  Each of the Borrowers and its Subsidiaries will do all things necessary to preserve and keep in full force and effect its corporate existence except as expressly permitted by Section 10.4, will file all annual returns and financial statements as may be required pursuant to applicable law and will remain duly qualified to do business in the jurisdictions in which the nature of the business transacted by it or the character of the material properties owned or leased by it will require such qualifications, except as would not reasonably have a Material Adverse Effect.

         9.3      CONDUCT OF BUSINESS

                  Each of the Borrowers and its Material Subsidiaries will carry on and conduct its business in a prudent manner and will diligently maintain its property and premises and corporate assets in good condition and use, reasonable wear and tear excepted, where failure to so maintain would, in any material respect, affect the conduct or carrying on of its business.

         9.4      PAYMENT OF TAXES

                  Each of the Borrowers and its Subsidiaries will pay all taxes, levies and assessments, government fees, dues and other obligations to pay money to the proper authorities which have been validly levied, assessed or imposed upon it, or upon its assets or any part thereof, as and when the same become due and payable, except to the extent and for so long as it shall contest in good faith, diligently and by appropriate measures its obligation to do so, provided that in such case, it shall reasonably satisfy the Agent that no such contestation will involve forfeiture of any material part of the assets of the Borrowers and its Subsidiaries or could reasonably be expected to have a Material Adverse Effect.

         9.5      INSURANCE

                  Each of the Borrowers and its Material Subsidiaries will insure and keep insured its assets which are of an insurable nature, against loss or damage by fire and against such other hazards, in such amount and in such manner, to the extent available on commercially reasonable terms, as a prudent administrator would do in the case of assets similarly situated and of companies operating generally similar businesses and with reputable insurance companies, will duly and punctually pay the premiums and other sums of money payable for that purpose, will provide the Agent with evidence of the renewal of any insurance policy prior to the expiry of same, and will, at the request of the Agent, furnish to the Agent certificates of insurance relating to such insurance carried by it.

         9.6      OBLIGATIONS UNDER CONTRACTS

                  During the term of any lease, operating agreement, license, concession or other contract or agreement in which the each of the Borrowers or its Material Subsidiaries have an interest or to which it is a party, each of the Borrowers and its Material Subsidiaries will faithfully observe, perform and discharge the covenants, conditions and obligations relating to non-financial aspects imposed on it thereby, except to the extent that failure to so observe, perform and discharge, could not reasonably be expected to have a Material Adverse Effect.

         9.7      TRANSACTIONS WITH AFFILIATES

                  Each of the Borrowers shall conduct, and cause each of its Subsidiaries to conduct, all transactions with any Subsidiary on terms that are fair and reasonable and no less favourable to the Borrowers or the Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person not a Subsidiary; provided, however, that (i) the Borrowers may make loans and advances to their officers and employees in an amount not to exceed US $250,000 for any one officer or employee and in the aggregate amount outstanding at any time of US $1,000,000, (ii) the Borrowers and its Material Subsidiaries may pay reasonable directors fees to non-executive directors and may reimburse their respective directors and any shareholders of THC for all out-of-pocket expenses, including expenses of travel and lodging, incurred by such directors or shareholders in regard to their participation in the management, business and affaires of the Borrowers and their Subsidiaries, (iii) THC, directly or indirectly through any Subsidiary, may provide indemnification to the directors, officers and employees of THC and its Subsidiaries against all costs, charges and expenses incurred by them by reason of any action taken in their capacity as such and (iv) the Borrowers may pay Wellspring and its Associates (as defined in Section 13.1.10)
(x) management fees that do not exceed in any fiscal year US$200,000 in the aggregate, and (y) industry standard fees for services rendered by them upon the successful completion of any refinancing by the Borrowers of their Indebtedness or the sale by them of all or a portion of their assets (which shall not at any time exceed 1% of the amount of such refinancing or of the gross value of the assets sold), provided that no such fee shall be paid if there exists a Default or the payment would result in the occurrence of a Default.

         9.8      BOOKS AND ACCOUNTS

                  Each of the Borrowers and its Subsidiaries will keep and maintain proper books of account and other accounting records in accordance with the applicable generally accepted accounting principles.

         9.9      REPORTING REQUIREMENTS

                  The Borrowers or THC, as the case may be, will furnish to the Agent in a sufficient number of copies for distribution to each of the Lenders:

                  9.9.1 within 45 days after the end of each fiscal quarter, and within 30 days after the end of each month (other than a month during which a fiscal quarter ends), each fiscal year of THC or when made public by THC, whichever is earlier, interim unaudited consolidated financial statements of THC for such month, subject to year-end audit adjustments, certified by the chief financial officer of a Borrower;

                  9.9.2 within 120 days after the end of each fiscal year of THC or when made public by THC, whichever is earlier, annual audited consolidated financial statements of THC and unaudited consolidating financial statements of THC and each of its Subsidiaries for such year, prepared in accordance with GAAP, consistently applied, and accompanied by the external auditors' report therein;

                  9.9.3 within 30 days after the end of each fiscal year of THC, an annual budget and business plan for THC's current fiscal year, presented on a consolidated and consolidating basis; such annual budget shall include balance sheets, income statements and cash flow statements for THC together with the underlying principal assumptions; and such annual budget will include proposed capital expenditures and dividends;

                  9.9.4 from time to time, any other report or information on the financial condition, the operations and the assets of a Borrower and its Subsidiaries as may reasonably be required by the Agent;

                  9.9.5 within 45 days after the end of each fiscal quarter and within 120 days of each fiscal year end, a compliance certificate of the chief financial officer of THC that he has reviewed this Agreement, and that he has no knowledge of any Default or, if he has such knowledge, specifying such Default, such certificate to be substantially in the form and substance of Schedule "E";

                  9.9.6 promptly upon transmission thereof, copies of all statements, annual information forms, prospectuses, offering circulars or similar materials filed by it with any stock exchange, securities commission, or similar entity;

                  9.9.7 a notice, upon knowledge of the occurrence of any Material Adverse Effect or upon knowledge of a Subsidiary becoming a Material Subsidiary;

                  9.9.8 any other information reasonably requested by the Agent.

         9.10     INSPECTIONS AND MONITORING

                  The Borrowers and the Material Subsidiaries shall allow the Agent and any Person designated in writing by the Agent, on reasonable notice and at such reasonable time or times as will not interfere with the normal operations of the Borrowers and the Material Subsidiaries, to visit and inspect any of the properties of the Borrowers and the Material Subsidiaries and to discuss the affairs, finances and accounts of the Borrowers and the Material Subsidiaries with its chief financial officer and its auditors, provided that any such meeting with its auditors is scheduled by such chief financial officer. In particular, the Agent shall have the right to appoint a consultant to monitor THC's performance. Said consultant will be provided with access to management information (including, INTER ALIA, production, distribution and financial information) as may be reasonably requested and access to the senior operating officers of THC in order to discuss the performance of THC on a weekly basis. As well, the consultant will be provided with access to operational management of the Borrowers as may be reasonably requested. The consultants shall report to the Agent, and the cost of such consultant will be for THC's account. The right of the Agent to have the consultant monitor THC's performance shall terminate on the later of:

                  (a) the date on which all amounts owing under Facility 2 are repaid in full; and

                  (b) the first anniversary of the execution of this Agreement,



provided that no Default or Event of Default exists on any such date.

         9.11     COMPLIANCE WITH LAWS AND REGULATIONS

                  Each of the Borrowers and its Subsidiaries shall own, possess and operate its assets and business in compliance with applicable laws and regulations (including environmental laws and regulations), except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         9.12     APPROVALS

                  Each of the Borrowers and its Subsidiaries will obtain, maintain and renew all permits, authorizations and approvals required under applicable laws and regulations (including environmental laws and regulations) required for their operations, businesses and assets, except to the extent that failure to so obtain, maintain and renew could not reasonably be expected to have a Material Adverse Effect.

         9.13     REPRESENTATIONS AND WARRANTIES

                  Each of a Borrower and the Material Subsidiaries will do all things necessary to ensure that all representations and warranties made in
Article 8, other than in Sections 8.6, 8.12, 8.15(i) and in the first and last sentences of Section 8.16, shall remain true and accurate during the whole term of this Agreement and shall promptly notify the Agent of any event or circumstances which would result in such representations ceasing to be true and accurate in any respect which is material to a Borrower or any Material Subsidiary and of the steps taken to remedy same.

         9.14     PERFECTION OF SECURITY

                  Each of the Borrowers and the Material Subsidiaries will do all things required in order that any Security granted pursuant to Article 12 be constantly perfected on all property intended to be covered by the Security, as reasonably requested by the Agent.

         9.15     NOTIFICATION OF DEFAULT

                  Each of the Borrowers shall promptly notify the Agent of the occurrence of any Default known to it and of the steps being taken to remedy the same.

         9.16     HEDGING TRANSACTIONS

                  The Borrowers will not undertake derivative hedging transactions of any nature except for normal business related and not speculative purposes and the Borrowers may, as they deem appropriate, hedge against currency and exchange risks resulting from the Borrowings.

         9.17     PENSION PLANS AND ERISA

                  Any Borrower or any Material Subsidiary that maintains or contributes to a plan that provides retirement or health benefits for its employees, will perform any material obligation provided in such plan in accordance with the terms thereunder and in accordance with any statute, order, rule or regulation applicable to such plan, and, without limiting the generality of the foregoing, shall comply with any material obligations to which it may be subject under ERISA, or any plan governed thereby.

         9.18     BOARD REPRESENTATION

                  For so long as the Borrowings have not been repaid in full, Caisse shall be entitled to receive notice of and have its representative attend as observer at all meetings of the board of directors of THC.

         9.19     FIRPTA CERTIFICATION

                  Each Borrower and Material Subsidiary will, upon request of Lender, inform Lender whether it is a United States real property holding corporation within the meaning of Section 897 (c)(2) of the Code as required by Treasury Regulations Section 1.897-2(h).

         9.20     SIGNATURE OF SALE AGREEMENT

                  The Borrowers shall use their best commercial efforts to obtain the signature by GE Capital Assurance Co. and the Northwestern Mutual Life of the Sale Agreement dated March 14, 2001 among THC, Caisse and certain shareholders of THC.

10.               NEGATIVE COVENANTS

                  Each of the Borrowers covenants and agrees that:

         10.1     NEGATIVE PLEDGE

                  Each of the Borrowers and its Subsidiaries shall not grant, create, assume or suffer to exist any security, mortgage, hypothec, charge, security interest, lien or priority of any kind on their properties, assets or other rights, other than Permitted Encumbrances.

         10.2     DISPOSITION OF ASSETS

                  The Borrowers and their Subsidiaries shall not sell, transfer, lease, convey or otherwise dispose of any of their property or assets other than
(a) to the Borrowers or Material Subsidiaries in the ordinary course of business, (b) the sale of inventory to third parties in the ordinary course of business, (c) the sale, transfer, conveyance or other disposition of property or assets that are obsolete or no longer used or useful in a Borrower's business or the business of a Material Subsidiary of a Borrower for an aggregate amount not to exceed Cdn$400,000 in any fiscal year, or (d) other dispositions of assets (other than inventory) in the ordinary course of business for an aggregate amount not to exceed US $500,000 in any fiscal year. Subject to Section 6.1.3 the prohibitions set forth in this Section 10.2 shall not apply in respect of the sale of the Mount Forest, Ontario and Bradford, Vermont facilities as set forth in THC's 2001 budget and operating plan, provided that such sales are made on an arm's length basis. With respect to any sale, transfer, conveyance or other disposition permitted pursuant to this Section, Agent and Lenders agree to release their Liens or such assets or property in order to permit such sale, transfer, conveyance or disposition to be effected and shall execute and deliver to such Borrower or Subsidiary, at a Borrower's or Subsidiary's expense, appropriate releases as reasonably requested.

         10.3     GUARANTEES

                  The outstanding liabilities (contingent or not) of a Borrower and its Subsidiaries under Guarantees shall not at any time exceed the aggregate amount of US$3,000,000 calculated on a consolidated basis, excluding Guarantees required or contemplated by Article 12 and Guarantees of Indebtedness permitted by Section 10.6.

         10.4     SUBSIDIARIES AND AMALGAMATIONS

                  Except as provided in the Agreement and Plan of Reorganization, each of the Borrowers and its Subsidiaries shall not merge or amalgamate with or liquidate or wind up into any other Person (a "Transaction"), save (a) for Transactions among wholly-owned Subsidiaries of the Borrowers or between a Borrower and any wholly-owned Subsidiary of a Borrower, and (b) with the consent of the Agent, not to be unreasonably withheld, only if at the time thereof and immediately thereafter no Default or Event of Default shall have occurred and be continuing, and if there shall not result therefrom any actual or potential environmental liability, litigation or other contingent liability having a material adverse effect on the affected Borrower or the affected Subsidiary or Subsidiaries, and if, immediately prior to any such Transaction, the Agent is provided with an opinion of legal counsel to THC in form and substance satisfactory to the Agent acting reasonably, as to the effect, if any, of any such Transaction upon the continuing validity and enforceability of the Agreement and Security upon each of the Borrowers and the parties thereto. If a Transaction permitted under the foregoing provisions involves a Material Subsidiary, any Subsidiary issued from such Transaction or into which assets have been transferred further to such Transaction shall be deemed to be a Material Subsidiary.

         10.5     FISCAL YEAR

                  Each of the Borrowers and the Material Subsidiaries shall not change the date of its fiscal year end without the prior consent of the Agent, not to be unreasonably withheld.

         10.6     INCURRENCE OF INDEBTEDNESS

                  Each of the Borrowers and its Subsidiaries shall not incur, assume, or suffer to exist any Indebtedness for money borrowed or raised, or guarantee any such Indebtedness, other than Indebtedness to the Lenders hereunder; Indebtedness under the Canadian Operating Credit or the U.S. Operating Credit; Indebtedness under interest rate and currency hedging arrangements; Indebtedness in the amount of US $ 49,054,012.08 and payable on demand resulting from an intercompany advance made by THC to Sports Holdings Corp. with the proceeds of Borrowings for the purpose of consummating the transactions contemplated by the Agreement; Indebtedness in the form of loans made by Sport Maska Inc. and Maska U.S., Inc. to THC that are payable on demand for the purpose of paying all general and administrative fees, all regulatory fees, the necessary fees and expenses to maintain THC's corporate existence, the reasonable costs of its directors' and officers' insurance and their legal and accounting fees to the extent such fees relate to legal and accounting services provided directly to it by entities that are not its Affiliates; Indebtedness in the form of loans made by Sport Maska Inc. to Maska U.S., Inc. that are payable on demand and the proceeds of which are used for the purpose of paying trade creditors of Maska U.S., Inc.; Indebtedness in the form of loans made by Sport Maska Inc. and Maska U.S., Inc. to THC to the extent required to pay regularly scheduled interest payments and prepayments of principal on the Borrowings; other existing Indebtedness not exceeding US $150,000, or as otherwise permitted or contemplated by Permitted Encumbrances.

         10.7     INSURANCE OF PREFERRED SHARES

                  Each of the Borrowers shall not issue preferred shares of its capital stock without the prior written consent of the Agent except with respect to the payment of dividends on preferred shares issued to Phoenix Home Life Insurance Company.


11.               FINANCIAL COVENANTS

                  THC covenants in favour of the Agent and the Lenders that it:

         11.1     CAPITAL EXPENDITURES

                  Shall not incur Capital Expenditures in any fiscal year on a consolidated basis which in the aggregate exceed the following amounts:


                            YEAR                      AMOUNT

                            2000                      US$4,500,000
                            2001                      US$3,500,000
                            2002                      US$4,000,000
                            2003                      US$4,000,000
                            2004                      US$4,000,000

it being understood that an amount unutilized in a fiscal year after 2001 may be carried forward and incurred in the immediately following fiscal year.

         11.2     DIVIDENDS

                  Shall not pay dividends (other than stock dividends) on common shares or preferred shares or undertake common share repurchase programs.

         11.3     INDEBTEDNESS TO EBITDA

                  Shall maintain on a consolidated basis, calculated as of the last day of each fiscal quarter, a ratio of Indebtedness to EBITDA not greater than the ratios set forth in Schedule G.

         11.4     SENIOR INDEBTEDNESS TO EBITDA

                  Shall maintain on a consolidated basis, calculated as of the last day of each fiscal quarter, a ratio of Senior Indebtedness to EBITDA not greater than the applicable ratio set forth in Schedule G. For the purpose of calculating compliance with this Section, "Senior Indebtedness" shall mean Indebtedness less the amount outstanding in principal and Capitalized Interest under Facility 2.

         11.5     INTEREST COVERAGE RATIO

                  Shall maintain on a consolidated basis, calculated on the last day of each fiscal quarter, an Interest Coverage Ratio of not less than:

                  11.5.1   1.25 to 1.00 from December 31,2000 to June 30, 2001;

                  11.5.2   1.30 to 1.00 from July 1, 2001 to September 30, 2001;

                  11.5.3   1.50 to 1.00 from October 1, 2001 to March 31, 2002;

                  11.5.4   1.70 to 1.00 from April 1, 2002 to June 30, 2003; and

                  11.5.5   2.00 to 1.00 from and after July 1, 2003.

         11.6     INTERCOMPANY DIVIDENDS

                  Shall cause the Material Subsidiaries, from time to time, to pay such dividends or make such inter-corporate payments, subject to applicable laws, as to ensure the ability of the Borrowers to service their debt;

         11.7     MINIMUM EBITDA

                  Shall maintain a minimum EBITDA in the amounts set forth in Schedule G, calculated on a rolling four quarter basis on the last day of each fiscal quarter.

12.               SECURITY

         12.1     GRANTING OF SECURITY

                  Each of the Borrowers and the Material Subsidiaries shall (i) provide security on all of their present and future, tangible and intangible, assets and (ii) guarantee the performance of all obligations and liabilities hereunder (collectively, the "Security"). The Lenders shall be named loss payees, as their respective interests may appear, on all insurance policies relating to the assets covered by the Security and such policies shall include mortgage clauses.

         12.2     PURPOSE OF THE SECURITY

                  The Security shall secure the indebtedness and obligations of the Borrowers under this Agreement and the obligations of the Material Subsidiaries under their respective guarantees.

         12.3     RANKING OF THE SECURITY

                  The Security shall be perfected in all jurisdictions where material property intended to be covered thereby is located and shall be first ranking on the property covered thereby, subject to Permitted Encumbrances and the terms of the Intercreditor Agreement.

         12.4     EVIDENCE OF THE SECURITY

                  The Security, including all agreements and documents evidencing same (including its perfection) and legal opinions in respect thereof, shall be satisfactory to all Lenders both (i) at the time such Security is granted, and (ii) pursuant to revisions under Article 9 of the Uniform Commercial Code of the various States of the United States, on August 1, 2001. Each Lender hereby appoints the Agent hereunder as its mandatary to execute on its behalf said agreements and documents together with all releases and discharges in respect of the Security.

         12.5     SECURITY BY FUTURE MATERIAL SUBSIDIARIES

                  Security by a future Material Subsidiary shall be provided 45 days after the date the Person concerned shall have become a Material Subsidiary.


13.               EVENTS OF DEFAULT

         13.1     EVENTS OF DEFAULT

                  Each of the following events or circumstance shall constitute an Event of Default:

                  13.1.1 if the Borrowers fail to pay when due the whole or any part of the outstanding Borrowings or of any interest, fee or other amount payable under this Agreement;

                   13.1.2 if either Borrower or any Material Subsidiary has acknowledged its insolvency or has been declared insolvent or bankrupt or becomes voluntarily subject to any law relating to bankruptcy, insolvency or relief of debtors;

                   13.1.3 if all or a substantial portion of the assets of either Borrower or any Material Subsidiary, are seized in connection with any judgment and such seizure is not released or stayed within 30 days or are subject to a taking of possession by a creditor, or are placed under sequestration, receivership or guardianship, or if a liquidator is appointed in respect of any of a Borrower and the Material Subsidiaries, unless such proceedings are being actively and diligently contested in good faith by a Borrower or such Subsidiary and are dismissed or stayed within 60 days;

                   13.1.4 subject to Section 10.4, if any proceedings for the dissolution, liquidation or winding-up of either Borrower or any Material Subsidiary or for the suspension of its operations are commenced, unless such proceedings are being diligently contested in good faith by such Borrower or such Material Subsidiary and are dismissed or stayed within 60 days;

                   13.1.5 if any proceedings under any law relating to bankruptcy, insolvency or relief of debtors is commenced against any Borrower or any Material Subsidiary and is not actively and diligently contested in good faith and dismissed or stayed within 60 days;

                   13.1.6 if any of the representations and warranties made by the Borrowers in this Agreement or if a document supplied by a Borrower or a Material Subsidiary in connection with this Agreement shall prove to have been erroneous or inaccurate in any material respect concerning any matter material to the Lenders as at the date made or deemed to be made;

                   13.1.7 if any Borrower or any Material Subsidiary otherwise fails to fulfill, in any material respect, any of its obligations or covenants under this Agreement, or any other agreement evidencing or related to the Security and if such failure is not remedied within 25 days of the earlier of (i) a Borrower's becoming aware of such failure and (ii) notice of such failure being given to a Borrower by the Agent;

                   13.1.8 if any Borrower or any Material Subsidiary is in default to pay amounts when due (after the expiry of any applicable grace periods) under any Indebtedness (other than amounts due under this Agreement) owed by it or them and exceeding US $1,500,000 in the aggregate;

                   13.1.9 if any Borrower or any Subsidiary fails to perform any obligation in respect of any Indebtedness (other than amounts due under this Agreement) owed by it or them and, as a result of such failure, the payment of amounts exceeding US $1,500,000 are accelerated;

                   13.1.10 if WS Acquisition, LLC ("Wellspring") and its Associates, collectively, (i) no longer hold the largest percentage interest (other than the interest of Caisse, as the case may be) of the outstanding capital stock of THC on a fully diluted basis, or (ii) no longer control (either directly or indirectly) not less than 50% of the number of seats on the board of directors of THC (excluding the board seats occupied by nominees of Caisse or a loss of control in favour of Caisse). For the purpose of this Section 13.1.10, an "Associate" of Wellspring means any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, Wellspring. In the preceding sentence, "control" means the power, directly or indirectly, either to (a) vote securities having 10% or more of the ordinary voting power for the election of directors (or Persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise;

                   13.1.11 if any judgment or order is rendered against any Borrower or any Material Subsidiary which requires the payment of monies in excess of US $2,000,000, net of any proceeds of insurance policies payable to such Borrower or Material Subsidiary in relation thereto, and such judgement or order shall remain undischarged or unsatisfied and either:

                                 (i) an enforcement proceeding shall have been
                                     commenced by a creditor upon such judgment or order if such judgement or order is final and not appealable, or

                                 (ii) there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

                  13.1.12 if there is a material adverse change in the financial condition, business or operations of a Borrower or a Material Subsidiary; and

                  13.1.13 there is a default under any Related Agreement and such default is not cured or waived within five days of the occurrence of such default.

         13.2     REMEDIES

                  If an Event of Default occurs and is continuing, the Agent may, and if required by the Majority Lenders, shall:

                  13.2.1 terminate the Total Commitment and the right of the Borrowers to make utilizations, conversions and renewals;

                  13.2.2 declare all indebtedness of the Borrowers hereunder to be immediately payable and demand immediate payment of the whole or part of same; and

                  13.2.3 exercise all of the rights and remedies of the Lenders, including realization on the Security.

         13.3     ADDITIONAL REMEDIES RESPECTING FACILITY 2

                  In the event that Facility 2 is not repaid in full on the Facility 2 Maturity Date, the Lenders under Facility 2 may, in addition to all other rights and remedies they may have:

                  13.3.1 require THC to convert the outstanding amount (consisting of the principal capital and Capitalized Interest) owing under Facility 2 into, and issue and deliver to such Lenders, Common Shares of THC (the "Resultant Shares"). The number of Resultant Shares shall be determined on the basis of five times the EBITDA of THC for the previous fiscal year in accordance with the formula attached in Schedule C to the Sale Agreement between WS Acquisition LLC, Caisse, THC and certain shareholders of THC; provided that the number of Common Shares issued pursuant to such conversion right shall be limited such that, after exercising the conversion right and/or after the exercise of the warrants held by Caisse which are exchangeable for Common Shares, Caisse shall not own more than 50.1% of the issued and outstanding voting shares of the capital stock of THC; and/or

                  13.3.2 subject to the terms and conditions of the Intercreditor Agreement, require that THC proceed with the sale of all or a portion of the assets of THC and apply the proceeds of any such sale in reduction of the indebtedness owing to the Lenders in a manner consistent with the terms of the Intercreditor Agreement.

         13.4     NOTICE OF DEFAULT

                  The Borrowers shall be in default hereunder by the mere lapse of time without the requirement of any notice or delay other than as expressly provided herein.

14.               SHARING AND EQUALITY AMONG LENDERS

         14.1     DISTRIBUTION AMONG LENDERS

                  Any payment received by the Paying Agent to be applied to indebtedness of the Borrowers hereunder, including any amount received through the exercise of a right of set-off by any Lender and the realization of the Security, shall be distributed among the Lenders proportionate to their pro rata share of the indebtedness to which such payment is to be applied. Such distribution shall be made forthwith but no later than two Business Days after receipt of such payment by the Paying Agent.

         14.2     EQUALITY AMONG THE LENDERS

                  All rights of the Lenders hereunder or under the Security shall rank PARI PASSU, pro rata to their respective share of the indebtedness of the Borrowers to the Lenders hereunder.

         14.3     OTHER SECURITY

                  No Lender shall obtain any additional security for the payment of the indebtedness of the Borrowers hereunder, unless such security forms part of the Security.

         14.4     DIRECT PAYMENT TO A LENDER

                  If a Lender receives otherwise than through the Paying Agent a payment which must be applied to the indebtedness of the Borrowers hereunder (including any payment received through the exercise of a right of set-off or the realization of the Security), such Lender shall remit to the Paying Agent the payment so received, in order that such payment be applied by the Paying Agent to the indebtedness of the Borrowers hereunder in accordance with the provisions of this Agreement.

         14.5     ADJUSTMENTS AMONG LENDERS

                  If, at any time after the Agent has made a demand for payment pursuant to Section 13.2, the ratio of the aggregate indebtedness of the Borrowers to any Lender under Facility 1 or Facility 2 to the aggregate indebtedness of the Borrowers to the Lenders is not equal to its Lender's Proportion of Facility 1 or Facility 2, as the case may be, all Lenders shall make payments among themselves as may be necessary or appropriate in order that the amounts due to each Lender shall be proportional to their respective Lender's Proportion of Facility 1 and Facility 2.

15.               THE AGENT AND THE LENDERS

         15.1     APPOINTMENT OF THE AGENT AND PAYING AGENT

                  Each Lender irrevocably appoints the Agent and the Paying Agent to exercise on its behalf such rights and powers as are delegated to the Agent and the Paying Agent, respectively, by the terms of this Agreement and as are reasonably incidental thereto. Whenever acting in such capacity, the Agent and the Paying Agent shall represent and bind all Lenders as herein provided. No Lender shall exercise individually any of the rights and powers delegated to the Agent or the Paying Agent hereunder. Without limiting the foregoing, the Paying Agent shall be responsible, INTER ALIA, for administering Borrowings and payments made pursuant to this Agreement, including calculating interest payable by the Borrowers in accordance with this Agreement and receiving funds from Lenders for disbursement to the Borrowers.

         15.2     ACTION BY AGENT

                  Except as expressly required by this Agreement, the Agent shall not be required to take or refrain from taking any action which it is empowered to take under this Agreement or the Security documents, unless the Agent has been required by the Majority Lenders to take or refrain from taking any such action. Notwithstanding the foregoing, the Agent shall in no event be required to take or refrain from taking any action which it would be required to take or refrain from taking by the Majority Lenders if in its judgment, such action or omission is contrary hereto or to applicable law or exposes it to personal liability in circumstances in which it determines that indemnity under
Section 15.9 may not be available or adequate.

         15.3     LIABILITY OF THE AGENT AND THE PAYING AGENT

                  Neither the Agent nor the Paying Agent shall be liable for any action taken or omitted to be taken by it in the absence of gross negligence or wilful misconduct, provided it has acted in accordance with the provisions of this Agreement. In addition, but without limiting the generality of the foregoing, neither the Agent nor the Paying Agent:

                  15.3.1 shall be liable for any action it takes or omits to take in good faith in accordance with the advice of legal counsel, experts or professional advisors;

                  15.3.2 shall incur liability by acting upon any communication or document believed by it to be genuine and to have been signed, sent or given by the proper Person or Persons;

                  15.3.3 shall have duty to investigate whether a Default has occurred or is continuing;

                  15.3.4 shall have duty to examine or comment on the validity, genuineness, sufficiency or accuracy of any document or information supplied by the Borrowers or the Material Subsidiaries to the Lenders through the Agent.

         15.4     NOTICES BY AGENT TO LENDERS

                  Whenever a notice of utilization, conversion or renewal is given by a Borrower to the Agent and the Paying Agent, the Paying Agent shall promptly provide the Lenders with the details of the Borrowing which is the subject matter of the notice, in order that the Lenders may make available to a Borrower concerned, through the Paying Agent, or as the case may be, may fund, their respective proportions of such Borrowing.

         15.5     MANNER OF DISBURSEMENT

                  15.5.1 Any amount to be disbursed by a Lender pursuant to a Borrowing under the Credit shall be made available to the Paying Agent by such Lender at the Paying Agent's Branch of Account, by 2:00 p.m. on the date the Borrowing is to be effected.

                  15.5.2 Any amount so received by the Paying Agent shall be made available to a Borrower concerned at places to be agreed to from time to time between the Borrowers and the Paying Agent.

         15.6     NON-CONTRIBUTION OF A LENDER

                  Unless previously notified in writing by a Lender no less than two Business Day before a Borrowing is to be effected that such Lender does not intend to make available to the Paying Agent its proportion of such Borrowing, the Paying Agent may assume that such Lender will be making its proportion of such Borrowing available to the Paying Agent on such date and the Paying Agent may, but is not required to, in reliance upon such assumption, make available to a Borrower concerned an amount corresponding to such Lender's proportion of the Borrowing. If such Lender fails to make its proportion of the relevant Borrowing available to the Paying Agent on the relevant date, the Paying Agent shall be entitled to recover on demand the amount of such Lender's proportion of the Borrowing, from such Lender or, failing recovery from such Lender, from a Borrower concerned on one day's notice. Interest shall accrue on such amount during the period prior to such recovery at a rate per annum equal to the rate applicable to a Dollar Loan and shall be paid to the Paying Agent for its own account.

         15.7     NOTICES OF DEFAULT

                  The Paying Agent and the Agent shall be entitled to assume that no Default has occurred and is continuing, unless the Paying Agent and the Agent have been notified by the Borrowers or any of the Material Subsidiaries of any such Default, or has been notified by a Lender that such Lender considers that a Default has occurred and is continuing. In such a case, the Agent and the Paying Agent, as the case may be, shall promptly notify the Lenders of the Default, but the Agent shall incur no liability for its failure to do so if such Default has been remedied.

         15.8     LIABILITY OF LENDERS

                  No Lender (including the Agent) shall have any liability whatsoever:

                  15.8.1 as a consequence of the failure of any other Lender to perform its obligations under this Agreement;

                  15.8.2 as a consequence of the failure of any Borrower or any Material Subsidiary to perform its obligations under this Agreement or any of the Security documents;

                  15.8.3

                           for the accuracy or completeness of any information, representations or warranties contained herein or made in connection herewith or provided pursuant to this Agreement, or for the legality, validity, enforceability, sufficiency or value of this

                           Agreement, the Security documents or any other document or instrument contemplated thereby.

         15.9     INDEMNIFICATION

                  Each Lender shall indemnify the Agent and the Paying Agent in the proportion its Commitment bears to the Total Commitment, to the extent not reimbursed by the Borrowers or the Material Subsidiaries, from and against all liabilities, losses, expenses, claims or disbursements of any kind or nature whatsoever which may be incurred or imposed on them, relating to or arising out of this Agreement, the Security or any action taken or omitted to be taken by the Agent, except for any portion of such liabilities, losses, expenses, claims or disbursements resulting from its negligence or wilful misconduct.

         15.10    CREDIT DECISION

                  Each Lender acknowledges that it has been and will continue to be solely responsible for making its own independent appraisal and investigation of the financial condition, credit- worthiness, affairs and viability of the Borrowers and the Material Subsidiaries and that it has not relied on the Agent or any other Lender in the making of its decision to enter into this Agreement.

         15.11    LEGAL PROCEEDINGS AND ENFORCEMENT MEASURES

                  Any legal proceedings and enforcement measures on behalf of all Lenders shall be taken by the Agent, and upon the request of the Agent, all Lenders shall join the Agent in such proceedings or enforcement measures.

         15.12    SHARING OF INFORMATION

                  The Borrowers authorize the Agent, the Paying Agent and the Lenders to share with each other and with prospective assignees of and participants in the Borrowings, any information held by them regarding each of the Borrowers and its Subsidiaries or relating to this Agreement, provided however that any information held by the Lenders subject to a confidentiality agreement shall only be shared on the condition that the recipient thereof agrees to be bound by such confidentiality agreement. The Agent shall provide the Paying Agent with timely notice of changes in the rate of Capitalized Interest accruing pursuant to Section 5.6.

         15.13    NO ASSOCIATION AMONG LENDERS

                  Nothing contained in this Agreement and no action taken pursuant to it shall, or shall be deemed to, constitute the Lenders a partnership, association, joint venture or other similar entity.

         15.14    SUCCESSOR AGENT AND PAYING AGENT

                  Subject to the appointment and acceptance of a successor agent as provided in this Section 15.14, the Agent or the Paying Agent may resign at any time by giving written notice thereof to the Lenders and THC. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor agent with the approval of THC (such approval not to be unreasonably withheld). Any such successor agent or paying agent appointed under this Section 15.14 shall be a financial institution which has an office in Montreal, Province of Quebec. If no successor agent shall have been appointed by the Majority Lenders within 90 days after the retiring agent's giving of notice of resignation, then the retiring agent may, on behalf of the Lenders and with the approval of THC (such approval not to be unreasonably withheld), appoint a successor agent. Notwithstanding the foregoing, Montreal Trust Company may resign as Paying Agent and appoint as its successor Computershare Trust Company of Canada upon providing ten Business Days prior notice to the Agent and THC. Upon the appointment as Agent or Paying Agent of a successor agent, such successor agent shall thereupon succeed to and become vested with all the rights, powers, obligations and duties of the retiring agent and shall be deemed for the purposes of this Agreement to be the Agent or Paying Agent, as the case may be, and the retiring agent shall be discharged from its duties and obligations under this Agreement. After any retiring agent's resignation hereunder as the Agent or Paying Agent, the provisions of this Agreement shall continue in effect for its benefit, for the benefit of the Lenders and for the benefit of THC in respect of any actions taken or omitted to be taken by the retiring agent while it was acting as the Agent or Paying Agent.

         15.15    OPTION OF LENDERS TO REPLACE A LENDER

                  In the event that any Lender does not consent to any amendment or waiver requiring the unanimous consent of the Lenders, the consenting Lenders shall have the option, but not the obligation, to purchase the dissenting Lender's interest in this Agreement. If the consenting Lenders do not exercise such option for the total amount of such interest, the dissenting Lender shall have the option of locating a new Lender to assume the dissenting Lender's interest in this Agreement, such new lender to be acceptable to the Borrowers and the Agent acting reasonably. The Borrowers shall reimburse the Agent for any cost or expense incurred in respect of such assignment or proposed assignment.

16.               WAIVERS AND AMENDMENTS

         16.1     AMENDMENTS AND WAIVERS WITH THE APPROVAL OF THE MAJORITY
                  LENDERS

                  Subject to the other Sections of this Article 16, the provisions of this Agreement or of any of the Security documents may only be amended or waived by an instrument in writing signed by the Agent, with the approval of the Majority Lenders.

         16.2     AMENDMENTS BY UNANIMOUS APPROVAL

                  The provisions of this Agreement relating to any of the following matters may only be amended by an instrument in writing signed by the Agent, with the prior consent of all the Lenders:

                  16.2.1 Any lengthening or shortening of the term of this credit facility;

                  16.2.2 Any change in the amount of any principal amount payable hereunder or in the time within which principal must be repaid;

                  16.2.3 Any change in the interest rates, fees and Discounts payable hereunder and in the manner in which they are calculated or in the time within which they must be paid;

                  16.2.4 Any subordination of the Security or of any amount payable hereunder;

                  16.2.5 Any modification, amendment or release of the Security, except as expressly permitted herein;

                  16.2.6   Any change in the conditions precedent provided in
                           Section 4.2, in Articles 13, 14, or 16, in the definition of Majority Lenders, or in any matter requiring the approval or consent of all Lenders.

         16.3     AMENDMENTS WITH THE APPROVAL OF THE AGENT

                  No amendment to the provisions of this Agreement respecting the duties, obligations and liabilities of the Agent shall be made without the approval of the Agent.

         16.4     BINDING EFFECT UPON LENDERS

                  Any extension, indulgence, amendment or waiver granted or made in accordance with the provisions of this Article 16 shall be binding upon all the Lenders.

         16.5     FAILURE TO ACT

                  No waiver and no failure or delay in the exercise of any right or remedy shall preclude the further exercise of any of the rights and remedies of the Agent and the Lenders hereunder. In addition no such failure or delay shall be construed as a waiver of any of the provisions of this Agreement or the Security documents.

17.               ASSIGNMENTS

         17.1     ASSIGNMENTS

                  17.1.1 Each Lender may assign, in whole or in part, its rights and obligations in respect of the Credit to any other financial institution with the prior written consent of the Agent (which consent shall not be unreasonably withheld), provided that, when no Event of Default has occurred and is continuing, (i) no such assignment (other than an assignment by Caisse as Lender) shall have the effect of increasing the Borrowers' cost of Borrowings hereunder without the prior consent of THC and (ii) if Caisse as Lender wishes to make any such assignment, Caisse shall use its best efforts in order that the assignment shall not have the effect of increasing the Borrowers' cost of Borrowings hereunder. For greater certainty, the expression "Borrowers' cost of Borrowings" shall incude the cost to the Borrowers of making additional payments as contemplated in Section 7.5.

                  17.1.2 No such assignment may be made if the aggregate amount of the assigning Lender's Commitment following such assignment, or the portion thereof which is assigned, is not at least $10,000,000 and in integral multiples of $1,000,000.

                  17.1.3 Any financial institution becoming an assignee of the whole or part of the rights of a Lender and of its obligations towards the Borrowers in accordance with
                           Section 17.1.1 shall become a Lender hereunder and this Agreement and the Commitment of the assignor shall be amended automatically.

                  17.1.4 A Lender which, in accordance with Section 17.1.1, assigns all or any part of its rights or obligations hereunder shall pay to the Agent on demand an assignment fee of $2,500 and all expenses, including but not limited to legal fees, incurred by the Agent in connection with such transfer. If as a result of such transfer, the Agent incurs any increased costs or additional expenses in connection with the performance of its duties hereunder, the assignee shall upon demand from time to time pay to the Agent such amount as shall compensate the Agent for any such reasonable increased costs or additional expenses (and the certificate of the Agent specifying the amount of such compensation shall be conclusive in the absence of manifest error).

                  17.1.5 For the purposes of this Article 17, Caisse, a pension fund and organizations performing similar functions shall be deemed to be financial institutions to the extent that such entities are authorized to make loans or purchase participations of the nature contemplated in this Section 17 in the ordinary course of business.

18.               MISCELLANEOUS

         18.1     BOOKS AND ACCOUNTS

                  The Agent shall keep books and accounts evidencing the indebtedness of the Borrowers under the Credit and the transactions made in respect thereof pursuant to this Agreement. Such books and accounts shall, in the absence of manifest error, be deemed to represent accurately that indebtedness and those transactions. The Borrowers acknowledge that the actual recording of the amount of any Borrowing or repayment thereof under this Agreement, and interest, fees, and other amounts due in connection with this Agreement, in the accounts of the Borrowers maintained by the Agent shall constitute PRIMA FACIE evidence of the Borrowers' indebtedness and liability from time to time under this Agreement; provided that the obligation of the Borrowers to pay or repay any indebtedness and liability in accordance with this Agreement shall not be affected by the failure of the Agent to make such recording.

         18.2     DETERMINATION

                  In the absence of manifest error, any determination of fact (other than the determination of Material Adverse Effect) made by the Agent in accordance with this Agreement shall be final and binding upon the Borrowers, the Material Subsidiaries and the Lenders.


         18.3     NOTES

                  The Borrowings may, but need not be, evidenced by notes or other instruments of indebtedness that the Borrowers undertake to execute upon request from the Agent. Payment of those notes and instruments may only be demanded in accordance with the provisions of this Agreement.

         18.4     ORAL NOTICES OR INSTRUCTIONS

                  If any Borrower or any of its agents or employees makes an oral request or gives an oral notice to the Agent or the Paying Agent, the Agent and Paying Agent shall be entitled to rely upon such oral instructions. The Agent and the Paying Agent shall not incur any liability to the Borrowers or the Material Subsidiaries or to the Lenders in acting upon oral instructions which the Agent or the Paying Agent believes in good faith to have been given by a Person authorized by a Borrower to give such instructions or to effect any applicable transaction. In the event of a discrepancy between oral instructions and any written confirmation in respect thereof, or in the absence of receiving confirmation, the oral instructions as understood by the Agent or the Paying Agent shall be deemed to be the controlling instructions.

         18.5     UNASSIGNABILITY BY BORROWER

                  No Borrower may assign its rights or the amounts to be received by it under this Agreement.

         18.6     EXPENSES

                  The Borrowers shall pay the reasonable out-of-pocket expenses incurred by Caisse or the Agent in connection with the preparation, negotiation, execution, and administration of this Agreement, the Security and the Related Agreements due diligence investigations, environmental audits or other studies made in connection with or pursuant to this Agreement, the syndication and pre-approved public announcement of the credit facility provided hereunder and the exercise of the rights and remedies of Caisse or the Agent and the Lenders under this Agreement and the Security, including the reasonable fees and expenses of legal counsel, professional advisors and experts of the Agent or Caisse. The Borrowers shall also pay the reasonable fees and expenses of legal counsel to the Paying Agent incurred, as the case may be, pursuant to Section 15.3.1.

         18.7     COMPENSATION

                  Subject to their respective obligations under Section 14.4, each Lender is authorized (but not obligated) at any time or from time to time after the occurrence of an Event of Default which is continuing, without notice to the Borrowers or to the Material Subsidiaries to compensate and to apply any and all deposits held for or in the name of any of the Borrowers or of any Material Subsidiaries and any indebtedness at any time owing or payable by such Lender to or for the credit of or the account of any of the Borrowers or of any Material Subsidiaries against and on account of the obligations of the Borrowers or the Material Subsidiaries payable to such Lender under this Agreement, irrespective of currency and of whether or not such Lender has made any demand under this Agreement and whether or not these obligations of the Borrowers have matured. The provisions of this Section 18.7 shall not restrict such rights as the Lenders may be entitled to without relying upon the provisions of this Section 18.7.

         18.8 IRREVOCABILITY OF NOTICES OF UTILIZATION, CONVERSION, RENEWAL OR REPAYMENT

                  A Borrower may not cancel a notice of utilization, conversion, renewal or repayment and shall indemnify the Lenders through the Agent for any damage resulting from its failure to act in accordance with such a notice.

         18.9     IRREGULAR NOTICE OF UTILIZATION, CONVERSION, RENEWAL OR
                  REPAYMENT

                  The Agent and the Paying Agent may consider of no effect any notice of utilization, conversion, renewal or repayment if such notice or the proposed utilization, conversion or renewal is not in compliance with the provisions of this Agreement.

         18.10    INDEMNIFICATION

                  18.10.1 If any future law, regulation, administrative decision or guideline or decision of any Court increases the cost for any Lender of its Commitments or the cost for any Lender of, or reduces the income receivable by any Lender from, the Borrowings (including, without limitation, by reason of the imposition of reserves, taxes or requirements as to the capital adequacy of such Lender but excluding any costs incurred as a result of tax increases of general application), such Lender may send to the Borrowers a statement indicating the amount of such additional cost or reduction of income and its method of calculation; in the absence of manifest error, this statement shall be conclusive evidence of the amount of such additional cost or reduction of income and the Borrowers shall pay forthwith this amount to such Lender. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost or reduction in income, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize such costs or reductions.

                  18.10.2 The Borrowers shall pay to any Lender the amount of any and all losses suffered by the latter and resulting from Acceptances having been converted or repaid before the maturity dates of their respective periods, whatever the cause for such conversion or repayment may be. The affected Lender may send to the Borrowers a statement indicating the amount of any such loss suffered by it and its method of calculation; in the absence of manifest error, this statement shall be conclusive evidence of the amount of such loss and the Borrowers shall pay forthwith this amount to the affected Lender.

                  18.10.3 Each of the Borrowers and the Material Subsidiaries permits the Agent, acting reasonably, to conduct inspections and appraisals of all or any of its records, business and assets at any time and from time to time, upon one (1) Business Days' prior notice, to verify compliance with applicable environmental laws and, if the Agent has a reasonable basis to believe that there may be a violation of environmental law by any Borrower or Material Subsidiary which could reasonably be expected to have a Material Adverse Effect, the Agent may also appoint experts or consultants to make any inspection or appraisal and prepare reports on same. Any costs and expenses incurred by the Agent as a result of the foregoing shall be reimbursed by the Borrowers on demand. If the Agent is required to expend any funds in compliance with applicable environmental laws, regulations, administrative or court order in respect thereof or in connection with any recourse for damages, the Borrowers shall indemnify the Agent in respect of such expenditures.

                  18.10.4 The Borrowers shall, to the extent permitted by applicable laws, indemnify the Lenders and the Agent, and their respective directors, officers, employees, and agents and shall hold each of them harmless from and against any and all losses, liabilities damages, costs, penalties, fines, expenses and claims (including reasonable legal fees and costs) which at any time or from time to time may be paid or incurred by, or asserted against, any of them for, with respect to or as a direct or indirect result of (i) any environmental activity by the Borrowers or any of their Subsidiaries or (ii) any failure on the part of the Borrowers or any of their Subsidiaries to comply with any environmental laws, and (iii) any misrepresentation, breach of warranty or breach of covenant on the part of the Borrowers or any of their Subsidiaries with respect to environmental matters.

                  18.10.5 The Borrowers shall indemnify the Lenders, the Agent and the Paying Agent and their respective directors, officers, employees and agents and hold each of them harmless from and against all losses, costs, expenses (including reasonable fees, charges and disbursements of counsel) and liabilities including those arising from any litigation or other proceedings relating to or arising out of the transactions contemplated by this Agreement and the Related Agreements, provided that no Person indemnified under this Section 18.10.5 shall be indemnified for its own negligence or wilful misconduct.

                  18.10.6 The Borrowers shall not assert, and hereby waive, any claim against any indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Related Agreement or any other agreement or instrument contemplated hereby, any Borrowings or the use of the proceeds thereof.

         18.11    LIABILITY OF BORROWERS

                  18.11.1 Each Borrower shall be solidarily (that is, jointly and severally) liable for the aggregate amount of Borrowings and for all the obligations and liabilities of the Borrowers hereunder. Each Borrower hereby renounces to the benefits of division and discussion. The liability of a Borrower hereunder shall not be released, reduced or affected by reason of any waiver or extension granted by the Lenders without the consent of such Borrower or by reason of any release of or stay of proceedings against the other Borrower pursuant to any law or by reason of any circumstance which might constitute a defence available to a guarantor.

                  18.11.2 Each of the Borrowers irrevocably appoints the other to act as its attorney for the purposes of exercising the rights and performing the obligations of the Borrowers hereunder and the Borrowers shall be bound by all things done and documents executed by any Borrower.

         18.12    PREVIOUS AGREEMENTS

                  This Agreement amends and completely restates (thereby superseding but not novating) any previous agreement in connection with the credit facility provided for herein.

         18.13    LANGUAGE

                  This Agreement has been drawn up in English at the express request of the parties. Cette convention a ete redigee en anglais a la demande expresse des parties.

         18.14    SEVERABILITY

                  If any provision of this Agreement is determined to be void, voidable, illegal or unenforceable, in whole or in part, all other provisions of this Agreement shall nevertheless remain in full force and effect, and all provisions hereof are hereby declared and shall be deemed, unless otherwise expressly provided, to be separate, severable and distinct.

19.               NOTICES

         19.1     SENDING OF NOTICES

                  Any demand, notice or other communication (hereinafter referred to as a "Communication") to be given to a party in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by transmittal by facsimile addressed to the recipient at the address indicated opposite its name on the signature pages hereto, or at such other address as may be notified by such party to the others pursuant to this
Section 19.1.

         19.2     RECEIPT OF NOTICES

                  Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the mailing thereof and, if given by facsimile on the day of transmittal thereof if given during normal business hours of the recipient or on the next Business Day if given after normal business hours on any day. If the party giving any Communication knows or ought to know of any difficulties with the postal system or facsimile transmission system which might affect the delivery of mail or facsimile transmission, any such Communication shall be given by personal delivery or by other methods of communication not affected by the said difficulties.

20.      COUNTERPARTS

                  This Agreement may be executed in any number or counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.


                                                           CAISSE DE DEPOT ET DE PLACEMENT DU
                                                           QUEBEC
c/o CDP Capital d'Amerique Inc.
2001 McGill College Avenue                                 By:   /s/ Diane Favreau
Suite 600                                                        ----------------------------------
Montreal, Quebec                                           Name:     Diane Favreau
H3A 1G1
                                                           Title:  Duly authorized representative
Attention:         Diane Favreau
Telecopier No.:    (514) 847-5488
Telephone No.:     (514) 847-2493                          By:   /s/ James McMullan
                                                                 ----------------------------------
                                                           Name:     James McMullan

                                                           Title:  Duly authorized representative



139 Harvest Lane                                           THE HOCKEY COMPANY
P.O. Box 1200
Williston, Vermont                                         By:   /s/ Russell David
05495, U.S.A.                                                    ----------------------------------
                                                           Name:     Russell David
Attention:         President
Telecopier No.:    (802) 872-4226                          Title:__________________________________
Telephone No.:     (802) 872-4256
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
3500 De Maisonneuve Blvd. West                             SPORT MASKA INC.
Suite 800
Westmount, Quebec                                          By:   /s/ Russell David
H3Z 3C1                                                          ----------------------------------
                                                           Name:     Russell David
Attention:         President
Telecopier No.:    (514) 932-1118                          Title:
Telephone No.:     (514) 932-6020                                ----------------------------------


1800 McGill College Avenue                                 MONTREAL TRUST COMPANY
5th Floor
Montreal, Quebec                                           By:   /s/ Louis Lochhead
H3A 3K9                                                          ----------------------------------
                                                           Name:     Louis Lochhead
                                                                 ----------------------------------
                                                           Title:
                                                                 ----------------------------------

Attention:         Corporate Trust Services
Telecopier No.:    (514) 982-7677
Telephone No.:     (514) 982-7280                          By:   /s/ Josee Lebeau
                                                                 ----------------------------------
                                                           Name:     Josee Lebeau
                                                                 ----------------------------------
                                                           Title:
                                                                 ----------------------------------
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